EXHIBIT 10.1

364-DAY CREDIT AGREEMENT

dated as of

December 20, 2011,

among

TYCO ELECTRONICS GROUP S.A.,
as Borrower

TE CONNECTIVITY LTD.,
as Guarantor

The LENDERS Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

DEUTSCHE BANK SECURITIES INC.,

as Syndication Agent

J.P. MORGAN SECURITIES LLC,
as Sole Lead Arranger and Sole Bookrunner

i

ii

SCHEDULES:

Schedule 1.01 — Pricing Grid

Schedule 2.01 — Commitments

EXHIBITS:

Exhibit A - Form of Assignment and Assumption

Exhibit B - Form of Note

Exhibit C - Form of Solvency Certificate

Exhibit D - Form of Subsidiary Guaranty

iii

364-DAY CREDIT AGREEMENT dated as of December 20, 2011 (this “Agreement”), among TYCO ELECTRONICS GROUP S.A., a company organized under the laws of the Grand Duchy of Luxembourg (the “Borrower”), TE CONNECTIVITY LTD., a company organized under the laws of Switzerland (the “Guarantor”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.            Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bear interest at a rate per annum equal to the Alternate Base Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders under this Agreement and the other Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, the term “control” (including the terms “controlling” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) the LIBO Rate for a Eurodollar Borrowing with a one-month interest period commencing on such day plus 1.00%. For purposes of this definition, the LIBO Rate shall be determined using the LIBO Rate as otherwise determined by the Administrative Agent in accordance with the definition of “LIBO Rate”, it being understood that (i) if a given day is a Business Day, such determination shall be made on such day based on the BBA LIBOR announced on such day for dollar deposits with a one-month maturity or (ii) if a given day is not a Business Day, the LIBO Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (i) for the most recent Business Day preceding such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds

Effective Rate or such LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate, respectively.

“Applicable Margin” means, with respect to (a) any Eurodollar Loan, the rate per annum set forth on the Pricing Grid opposite the reference to the applicable Index Debt Rating under the heading “Applicable Margin for Eurodollar Loans” and (b) any ABR Loan, the rate per annum set forth on the Pricing Grid opposite the reference to the applicable Index Debt Rating under the heading “Applicable Margin for Alternate Base Rate Loans”.  Any change in the Applicable Margin resulting from an Index Debt Rating Change shall be determined in accordance with the Pricing Grid and shall be effective on the date of such Index Debt Rating Change.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (rounded to the ninth decimal) of the total Commitments in effect at such time represented by such Lender’s Commitment in effect at such time.  If all the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Approved Fund” has the meaning assigned to such term in Section 10.04.

“Arranger” means J.P. Morgan Securities LLC, in its capacity as sole lead arranger and sole bookrunner for the credit facility established hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“BBA LIBOR” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Change in Law” means (a) the adoption or taking effect of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation, administration, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender at any time, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder at such time, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  The amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Lenders’ Commitments is $700,000,000.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor or Subsidiary Guarantor pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent or any Lender by means of electronic communications, including through the Platform.

“Compensation Period” has the meaning assigned to such term in Section 2.04(b).

“Consolidated” refers to the consolidation of accounts of the Guarantor and its consolidated Subsidiaries in accordance with (or, when used in reference to specific financial statement line items, the determination thereof upon such consolidation of accounts in accordance with) GAAP (or if the Guarantor has adopted IFRS for SEC reporting purposes, then in accordance with IFRS).

“Consolidated EBITDA” means, for any fiscal period, Consolidated Net Income for such period plus the following, to the extent deducted in calculating such Consolidated Net Income:  (a) Consolidated Interest Expense, (b) income tax expense, (c) depreciation and amortization expense, (d) the amount, if any, by which net periodic costs for defined benefit pension plans and post-retirement benefit plans exceeds minimum required cash contributions,

(e) any extraordinary expenses or losses, (f) losses on sales of assets outside of the ordinary course of business and losses from discontinued operations, (g) any losses on the retirement of debt identified in the Consolidated statements of cash flows and (h) any other nonrecurring or non-cash charges (including charges incurred with respect to the Transactions), and minus, to the extent included in calculating such Consolidated Net Income for such period, the sum of (a) any extraordinary income or gains, (b) gains on the sales of assets outside of the ordinary course of business and gains from discontinued operations, (c) any gains on the retirement of debt identified in the Consolidated statements of cash flows and (d) any other nonrecurring or non-cash income, all as determined on a Consolidated basis.  If during such period the Guarantor or any Subsidiary shall have made an acquisition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition occurred on the first day of such period.

“Consolidated Interest Expense” means, for any fiscal period (without duplication), (a) the Consolidated interest expense of the Guarantor for such period plus (b) if a Permitted Securitization Transaction is outstanding during such period, the additional consolidated interest expense that would have accrued during such period had such Permitted Securitization Transaction been accounted for as a borrowing during such period, determined on a Consolidated basis.

“Consolidated Net Income” means, for any fiscal period, the Consolidated net income of the Guarantor for such period; provided that, losses from the TSA shall be added back to Consolidated Net Income, and income from the TSA shall be deducted from Consolidated Net Income.

“Consolidated Tangible Assets” means, at any time, the “Total Assets” less “Intangible assets, net” and “Goodwill” (or, in the case of any change in presentation of the Consolidated balance sheet of the Guarantor, the most comparable line items) appearing on the Consolidated balance sheet of the Guarantor as of the end of the most recently ended fiscal quarter of the Guarantor.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate amount of Debt of the Guarantor and its Subsidiaries, determined on a Consolidated basis, as of such date plus (b) if a Permitted Securitization Transaction is outstanding at such date, the principal amount thereof; provided that Guarantees shall be valued at the amount thereof, if any, reflected on the Consolidated balance sheet of the Guarantor; provided further that Consolidated Total Debt shall not include Debt of a joint venture, a partnership with third parties or a similar entity which is Guaranteed by the Guarantor or a Consolidated Subsidiary by virtue of the joint venture, partnership or similar arrangement with respect to such entity or by operation of applicable law (and not otherwise) except to the extent that the aggregate outstanding principal amount of such excluded Debt at such date exceeds $75,000,000.

“Debt” of any Person means, at any date, without duplication, (a) the principal of all obligations of such Person for borrowed money; (b) the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person in respect of the deferred purchase price of property or services recorded on the books of such Person (except for (i) trade and similar accounts payable and accrued expenses,

(ii) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (iii) obligations in respect of customer advances received and (iv) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business); (d) any obligation of such Person to reimburse the issuer of any letter of credit, performance bond, performance guaranty or bank guaranty issued for the account of such Person upon which, and only to the extent that, a drawing is outstanding (or such reimbursement obligation is otherwise not contingent) and such non-contingent obligation is not reimbursed within five Business Days of such drawing; (e) (x) the net capitalized amount of all obligations of such Person as lessee which are capitalized on the books of such Person in accordance with GAAP as in effect at the date hereof or (y) upon the convergence of GAAP with IFRS or the replacement by the Guarantor of GAAP with the adoption of IFRS (in accordance with the terms hereof), (i) with respect to obligations of such Person as lessee in existence at the time of such convergence or adoption (including any renewals or extensions thereof), the amounts that were capitalized immediately prior to such convergence or adoption of IFRS and which remain capitalized on the books of such Person in accordance with IFRS and (ii) with respect to all other obligations of such Person as lessee, the amounts that are capitalized on the books of such Person in accordance with IFRS, less up to $200,000,000 of any increase to such capitalized amounts from leases effected after the date of such convergence or adoption of IFRS solely to the extent such amounts would not have been capitalized on the books of such Person in accordance with GAAP as in effect at the date hereof; (f) all Debt of others secured by any Lien on property of such Person, whether or not the Debt secured thereby has been assumed, but only to the extent of the lesser of the face amount of the obligation or the fair market value of the assets so subject to the Lien; and (g) all Guarantees by such Person of Debt of any other Person (except the Guarantor or any Subsidiary); provided that the term “Debt” shall not include:

(A)          Intercompany Debt (except that, for the purposes of Sections 5.10 and 5.11, the term “Debt” shall include Intercompany Debt);

(B)           obligations in respect of trade and performance letters of credit or bank guaranties supporting trade and normal course projects, such as construction of fiber optic communications systems by the subsea communications business and similar accounts payable arising in the ordinary course of business,

(C)           Nonrecourse Debt; or

(D)          any amounts owing by a TSA Obligor under the TSA, unless:

(I)            an involuntary proceeding shall have been commenced or an involuntary petition shall have been filed seeking (i) liquidation, winding up, reorganization or other relief in respect of such TSA Obligor or its debts, or of a substantial part of its Consolidated assets, under any bankruptcy, insolvency, receivership or similar law of any jurisdiction now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official has occurred for such TSA Obligor or for a substantial part of its respective Consolidated assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(II)           such TSA Obligor shall have (i) voluntarily commenced any proceeding or filed any petition seeking liquidation, winding up, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law of any jurisdiction now or hereafter in effect, (ii) consented to the institution of, or failed to contest in a timely and appropriate manner, any proceeding or petition described in clause (I) above, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such TSA Obligor or for a substantial part of its respective Consolidated assets, (iv) filed an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) made a general assignment for the benefit of creditors, or (vi) taken any action for the purpose of effecting any of the foregoing; or

(III)         such TSA Obligor shall have admitted in writing its inability or fail generally to pay its debts as they become due.

“Debt Incurrence” means any incurrence of indebtedness for borrowed money by the Guarantor or any of its Subsidiaries (other than the Loans), whether pursuant to a public offering or in a Rule 144A or other private placement of debt securities (including debt securities convertible into equity securities) or incurrence of loans under any loan or credit facility, other than (a) Intercompany Debt, (b) indebtedness under the Existing Credit Agreement (but not under any incremental commitments thereunder effected after the date hereof) and any refinancing, renewal or replacement thereof that does not increase the aggregate principal or commitment amount thereof, (c) any commercial paper financings in the ordinary course of business of the Guarantor and its Subsidiaries and (d) any working capital and overdraft facilities established by the Guarantor and its Subsidiaries in the ordinary course of business.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder, within two Business Days of the date such amounts were required to be funded hereunder, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date such amounts were required to be funded hereunder, (c) has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Lender or its assets to be, insolvent or has become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not (i) result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets, (ii) permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender or (iii) prohibit such Lender from performing its obligations under this Agreement, (d) has notified the Administrative Agent and/or any Obligor or has made a public statement (x) to the effect that it does not intend to comply with its obligations under Sections 2.01 or 2.04 in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under such Section (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or (y) of the events described in preceding clause (c) or (e) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (e) upon receipt of such written confirmation by the Administrative Agent or the Borrower, as the case may be.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied or waived in accordance with Section 10.02.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, health, safety or Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Guarantor or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Issuance” means any issuance by the Guarantor of any Stock or any securities that derive their value or rate of return by reference to Stock in the Guarantor, whether pursuant to a public offering or in a Rule 144A or other private placement, other than (a) securities issued pursuant to employee stock plans or employee compensation plans or contributed to pension funds and (b) securities or interests issued or transferred as consideration in connection with any acquisition, divestiture or joint venture arrangement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(3) of ERISA.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan; (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Guarantor or any of its ERISA Affiliates of any liability under Title IV of ERISA (other than payment of PBGC premiums) with respect to the termination of any Plan; (e) the receipt by the Guarantor or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the PBGC’s intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Guarantor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Guarantor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the failure to timely make any required contribution or premium payment in respect of any Plan or contribution in respect of any Multiemployer Plan.

“Eurodollar Reserve Percentage” means, in respect of any Lender and for any day during any Interest Period, the reserve percentage (expressed as a decimal) in effect on such day and applicable to such Lender under Regulation D promulgated by the Board for determining such Lender’s reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to “Eurocurrency liabilities”, as in effect from time to time (“FRB Regulation D”).

“Eurodollar”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bear interest at a rate per annum equal to the applicable LIBO Rate plus the Applicable Margin.

“Event of Default” has the meaning assigned to such term in Article VI.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Obligor hereunder, (a) income or franchise taxes imposed on (or measured by) its net income (other than Taxes withheld at the source) by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.04(e)), any United States withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 9.05(f) (except to the extent such failure is attributable to a Change in Law), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from either Obligor with respect to such withholding tax pursuant to Section 9.05(a), and (d) any United States federal withholding tax that would not have been imposed but for a failure by such recipient (or any financial institution through which any payment is made to such recipient) to comply with the applicable requirements of FATCA.

“Existing Credit Agreement” means the Five-Year Senior Credit Agreement dated as of June 24, 2011, among the Guarantor, the Borrower, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent.

“Existing Litigation” has the meaning assigned to such term in Section 3.05(a).

“Facility Fee” has the meaning assigned to such term in Section 2.09(a)(ii).

“FATCA” means Sections 1471 through 1474 of the Code as enacted as of the date hereof (without regard to the delayed effective date) and the regulations promulgated thereunder or published administrative guidance implementing such Sections.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fitch” means Fitch Investor’s Service, Inc. and any successor to its business of rating debt securities.

“Fitch Rating” means, at any time, the rating published by Fitch of the Borrower’s Index Debt.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“FRB Regulation D” has the meaning assigned to such term in the definition of the term “Eurodollar Reserve Percentage”.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means the government of the United States of America or any political subdivision thereof, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies exercising such powers or functions, such as the European Union or the European Central Bank).

“Granting Lender” has the meaning assigned to such term in Section 10.04.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” has the meaning assigned to such term in the preamble hereto.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.

“IFRS” means International Financial Reporting Standards in effect from time to time in the United States of America.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligations of any Obligor under any Loan Document.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any Person other than the Guarantor or subject to any other credit enhancement (it being understood that coupon step-ups in the Borrower’s long-term indebtedness shall not be deemed credit enhancement).

“Index Debt Rating” means the S&P Rating, the Moody’s Rating and the Fitch Rating.

“Index Debt Rating Change” means a change in the S&P Rating, the Moody’s Rating or the Fitch Rating that results in a change from one Index Debt Rating category to another on the Pricing Grid in accordance with the provisions of Schedule 1.01, each Index Debt Rating Change to be deemed to take effect on the date on which the relevant change in rating is first publicly announced by S&P, Moody’s or Fitch, as the case may be.

“Intercompany Debt” means (a) indebtedness of the Guarantor owed to a Subsidiary and (b) indebtedness of a Subsidiary owed to the Guarantor or another Subsidiary.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part; provided that, if an Interest Period for a Eurodollar Borrowing is of more than three months’ duration, each day within such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period shall also be an Interest Payment Date.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the date that is one, two or three months thereafter, as the Borrower may elect in accordance herewith; provided that

(a)           if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; and

(c)           the Borrower may not select any Interest Period that may end after the Maturity Date.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the British Bankers Association London Interbank Offered Rate (“BBA LIBOR”), as it appears on the Reuters “LIBOR01” screen (or any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations of BBA LIBOR, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $10,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement.

“Loan Documents” means this Agreement, each Note (if any) and each Subsidiary Guaranty (if any).

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the Consolidated financial condition, business or operations of the Guarantor and its Subsidiaries taken as a whole, (b) the ability of the Obligors to perform their obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Debt” means Debt (other than Loans or other Debt under this Agreement) of any one or more of the Guarantor and its Subsidiaries in an aggregate principal amount outstanding, on any date of determination, which exceeds $75,000,000 (or, solely for purposes of Section 5.12, $50,000,000).

“Maturity Date” means December 18, 2012.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its business of rating debt securities.

“Moody’s Rating” means, at any time, the rating published by Moody’s of the Borrower’s Index Debt.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include cash equivalents) proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all reasonable fees and out-of-pocket expenses paid in connection with such event by the Guarantor and its Subsidiaries to third parties, (ii) in the case of a sale, transfer, lease or other disposition (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding) of an asset, the amount of all payments required to be made by the Guarantor and its

Subsidiaries as a result of such event to repay Debt secured by such asset and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Guarantor and its Subsidiaries, and the amount of any reserves established by the Guarantor and its Subsidiaries in accordance with GAAP (or, if adopted by the Guarantor for SEC reporting purposes, IFRS) to fund purchase price adjustment, indemnification and similar contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by the Guarantor).  For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.

“Nonrecourse Debt” means, at any time, all obligations that, but for clause (C) of the definition of the term “Debt”, would constitute Debt of Subsidiaries (and all other Persons which are consolidated on the Guarantor’s financial statements in accordance with GAAP (such Subsidiaries or other Persons a “Consolidated Person”)) of the Guarantor outstanding at such time incurred on terms that recourse may be had to such Consolidated Person only by enforcing the lender’s default remedies with respect to specific assets which constitute collateral security for such Debt and not by way of action against such Consolidated Person (nor against the Guarantor or such other Consolidated Person of the Guarantor) as a general obligor in respect of such Debt (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

“Note” means a promissory note substantially in the form of Exhibit B made by the Borrower in favor of a Lender evidencing Loans made by such Lender, if requested by such Lender pursuant to Section 2.08(e).

“Obligors” means the Borrower and the Guarantor.

“Other Taxes” means any and all present or future, stamp or documentary taxes or any other excise or property taxes, charges or similar levies (together with any addition to tax, penalty, fine or interest thereon) arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Participant” has the meaning assigned to such term in Section 10.04.

“Participant Register” has the meaning assigned to such term in Section 10.4.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquired Debt” means Debt of a Person that exists at the time such Person becomes a Subsidiary or at the time the Guarantor or a Subsidiary acquires all or substantially all of the assets of such Person if such Debt is assumed by the Guarantor or such Subsidiary and, in each case, was not created in contemplation of any such event, and any

Refinancing thereof; provided, in the case of any Refinancing, that the resulting Debt shall constitute Permitted Acquired Debt only if the only obligors thereunder after such Refinancing were obligors prior to such Refinancing.

“Permitted Jurisdiction” means each of Denmark, Finland, Germany, Ireland, Luxembourg, Netherlands, Sweden, Switzerland and the United Kingdom.

“Permitted Securitization Transaction” means any sale or sales of any accounts receivable, general intangibles, chattel paper or other financial assets and related rights and assets of the Guarantor and/or any of its Subsidiaries, and financing secured by the assets so sold, pursuant to which the Guarantor and its Subsidiaries realize aggregate Net Proceeds from any such transaction or series of related transactions of not more than $250,000,000 in the aggregate at any one time outstanding, including, without limitation, any revolving purchase(s) of such assets where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) therefor does not exceed $250,000,000 in the aggregate at any one time outstanding (it being understood and agreed that, notwithstanding anything to the contrary set forth herein, the amount of securitization financing entered into by the Guarantor and its Subsidiaries shall not exceed $250,000,000 at any time outstanding).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 10.15.

“Preferred Stock” means any preferred and/or redeemable capital stock of the Guarantor or any Subsidiary, as the case may be, that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder, in whole or in part, on or prior to the Maturity Date.

“Pricing Grid” means the Pricing Grid and the conventions for determining pricing as set forth on Schedule 1.01.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City.  The “prime rate” is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Reduction Event” means:

(a) any Debt Incurrence;

(b) any Equity Issuance; or

(c) any sale, transfer or other disposition of assets (including pursuant to a sale and leaseback transaction or by way of merger or consolidation) of any asset of the Guarantor or any of its Subsidiaries, including (i) any issuance or sale of Equity Interest in any Subsidiary to a Person other than the Guarantor or any of the other Subsidiaries and (ii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any equipment, fixed asset or real property of the Guarantor or any of its Subsidiaries, but excluding (A) any disposition of assets in the ordinary course of business of the Guarantor and its Subsidiaries and not as part of a financing, (B) any disposition of assets that individually results in Net Proceeds to the Guarantor and its Subsidiaries of not more than $50,000,000 or (C) any disposition of assets to the Guarantor or any Subsidiary or other Affiliate of the Guarantor.

“Refinancing” means, with respect to any financing, any instrument or agreement amending, restating, supplementing, extending, renewing, refunding, refinancing, replacing or otherwise modifying, in whole or in part, the documents governing such financing (and “Refinance” shall have a correlative meaning); provided that the principal amount of Debt with respect to any such financing is not increased (except as grossed-up for the customary fees and expenses incurred in connection with such financing and except as a result of the capitalization or accretion of interest).

“Register” has the meaning assigned to such term in Section 10.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Reportable Action” means any action, suit or proceeding or investigation before any court, arbitrator or other Governmental Authority against the Guarantor or any of its Subsidiaries or any ERISA Event, in each case in which there is a reasonable possibility of an adverse determination that could reasonably be expected to have a Material Adverse Effect.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the Revolving Credit Exposures and unused Commitments of all the Lenders at such time; provided that the Revolving Credit Exposure and unused Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the Chief Executive Officer, President, Executive Vice President and Chief Financial Officer, Executive Vice President and General Counsel, Treasurer, any Senior Vice President, or Secretary of the Guarantor.

“Revolving Credit Exposure” means, with respect to any Lender at any time the outstanding principal amount of such Lender’s Loans at such time.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor to its business of rating debt securities.

“S&P Rating” means, at any time, the rating published by S&P of the Borrower’s Index Debt.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Significant Subsidiary” means, at any date, any Subsidiary which, including its subsidiaries, meets any of the following conditions:

(a)           the proportionate share attributable to such Subsidiary of the total assets of the Guarantor (after intercompany eliminations) exceeds 15% of the total assets of the Guarantor, determined on a Consolidated basis as of the end of the most recently completed fiscal year; or

(b)           the Guarantor’s and its Subsidiaries’ equity in the income of such Subsidiary from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles exceeds 15% of Consolidated income of the Guarantor from continuing operations before income taxes, any loss on the retirement of debt, extraordinary items, cumulative effect of a change in accounting principles, and before any impairment charges, determined for the most recently completed fiscal year.

For the avoidance of doubt, the Borrower shall at all times be deemed a “Significant Subsidiary”.

“Solvency Certificate” means a certificate of the Chief Financial Officer of the Guarantor in the form attached hereto as Exhibit C.

“SPC” has the meaning assigned to such term in Section 10.04.

“Stock” means, with respect to any Person, any capital stock or equity securities of or other ownership interests in such Person.

“Stock Equivalents” means, with respect to any Person, options, warrants, calls or other rights entered into or issued by such Person to acquire any Stock of, or securities convertible into or exchangeable for Stock of, such Person.

“subsidiary” of a Person at any time means a corporation, partnership, joint venture, limited liability company or other entity of which more than 50% of Stock or other securities or other interests having ordinary voting power for the election of directors or other governing body (other than Stock or other securities or interests having such power only by reason of the happening of a contingency), or, in the case of a partnership, more than 50% of the general partnership interests, are at such time beneficially owned, or the management of which is otherwise at such time controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary” means any subsidiary of the Guarantor.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty pursuant to Section 5.12.

“Subsidiary Guaranty” means a guaranty entered into by a Subsidiary in substantially the form of Exhibit D, with any such modifications to such form as may be necessary or advisable and customary under the local law of the jurisdiction of organization of the relevant Subsidiary, in the reasonable judgment of the Obligors.

“Syndication Agent” means Deutsche Bank Securities Inc., in its capacity as syndication agent for the credit facility established hereunder.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed or asserted by any Governmental Authority, together with any addition to tax, penalty, fine or interest thereon.

“Transactions” means the execution, delivery and performance by the Obligors of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“TSA” means the Tax Sharing Agreement, dated as of June 29, 2007, among the Guarantor, Tyco International Ltd. and Covidien plc (formerly known as Covidien Ltd.), as in effect on the date hereof.

“TSA Obligor” means any obligor among the Guarantor, Tyco International Ltd. and Covidien plc (including, in each case, any successor in interest thereof) under the TSA.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“Upfront Fee” has the meaning assigned to such term in Section 2.09(a)(i).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Wholly Owned Consolidated Subsidiary” means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares and investments by foreign nationals mandated by applicable law) are at the time beneficially owned, directly or indirectly, by the Guarantor.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.            Classification of Loans and Borrowings.  For purposes of this Agreement and the other Loan Documents, Loans or Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan” or an “ABR Borrowing”).

SECTION 1.03.            Terms Generally.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

The definitions of terms herein and therein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear.

SECTION 1.04.            Accounting Terms; GAAP and IFRS.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change not otherwise addressed herein occurring after the date hereof in GAAP (including the adoption of IFRS as described below) or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP (or such adoption of IFRS) or in the application thereof, then (i) the Administrative Agent and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in light of such change in GAAP (or such adoption of IFRS) which will be subject to the approval of the Required Lenders and (ii) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. If the Borrower notifies the Administrative Agent that it is required to report under IFRS or has elected to do so through an early adoption policy, “GAAP”, as used herein, shall mean “IFRS”.

ARTICLE II

The Credits

SECTION 2.01.            Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s then applicable Commitment or (b) the total Revolving Credit Exposures exceeding the then applicable total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

SECTION 2.02.            Loans and Borrowings.  (a)  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their then applicable respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Subject to Section 9.01, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or result in any obligations of the Borrower to pay additional amounts under Section 9.03 or 9.05.

(c)           At the commencement of each Interest Period for any Eurodollar Borrowing, and at the time each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that a Eurodollar Borrowing that results from a continuation of an outstanding Eurodollar Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing; provided further that any Borrowing may be in the aggregate amount that is equal to the entire unused balance of the total Commitments.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not be more than a total of 10 Eurodollar Borrowings outstanding at the same time.

SECTION 2.03.            Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or facsimile (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing.  Each Borrowing Request shall be irrevocable and if made telephonically, shall be confirmed promptly, by hand delivery or facsimile of a written Borrowing Request in a form approved by the Administrative Agent, and be executed by a Director of the Borrower or another authorized borrowing representative of the Borrower, as notified by the Borrower to the

Administrative Agent from time to time.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a)           the aggregate amount of the requested Borrowing;

(b)           the date of such Borrowing, which shall be a Business Day;

(c)           whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(d)           in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(e)           the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.            Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make all funds so received available to the Borrower, in like funds, either by (i) crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent in the applicable Borrowing Request.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, or by 12:00 p.m. New York City time on the proposed date of such Borrowing, in the case of ABR Borrowings, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.04 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If and to the extent that such Lender did not make available such Lender’s share of such Borrowing, then such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the greater of the Federal Funds Effective Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing.  If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with the interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

SECTION 2.05.            Interest Elections.  (a)  Each Borrowing initially shall be of the Type and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)           To make an election pursuant to this Section 2.05, the Borrower shall notify the Administrative Agent of such election by telephone or facsimile by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such Interest Election Request shall be irrevocable and, if made telephonically, shall be confirmed promptly in a signed notice by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent.

(c)           Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)          if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)           Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default under clauses (a), (b), (h), (i), (j), (n) and (o) of Article VI has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.06.            Termination and Reduction of Commitments.  (a)  Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)           The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the total Revolving Credit Exposures would exceed the total Commitments.  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under this paragraph at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Each such notice shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c)           In the event and on each occasion that any Net Proceeds are received by or on behalf of the Guarantor or any of its Subsidiaries in respect of any Reduction Event that has occurred after the date hereof, (i) the Borrower shall promptly after (and in any event within three Business Days of) such receipt provide to the Administrative Agent written notice thereof, setting forth the nature of such Reduction Event and the amount of such Net Proceeds (together with a reasonably detailed calculation thereof) and (ii) the Commitments will automatically reduce by an aggregate amount equal to the lesser of the aggregate amount of the Commitments then in effect and the amount of such Net Proceeds, such reduction to be effective on the day on which such Net Proceeds are received; provided that in the case of any Reduction Event described in clause (c) of the definition of such term, if the Borrower shall, in such notice to the Administrative Agent, state that the Borrower intends to cause such Net Proceeds from such Reduction Event (or a portion thereof specified in such notice) to be applied within 180 days after receipt of such Net Proceeds to acquire assets to be used in the business of the Borrower and its Subsidiaries, or to consummate any business acquisition by the Borrower or any of its Subsidiaries, then the amount of the reduction of the Commitments under this paragraph on account of such Reduction Event shall be reduced (including to zero) by the amount of the Net Proceeds specified by the Borrower in such notice as intended to be reinvested; provided further that if any such Net Proceeds have not been so applied by the end of such 180-day period, then no later than the last day of such 180-day period the Borrower shall provide to the Administrative Agent written notice thereof and on the first Business Day following the end of such 180-day period the Commitments will automatically reduce by an aggregate amount equal to the lesser of the aggregate amount of the Commitments then in effect and the amount of such Net Proceeds that have not been so applied.

(d)           Promptly following receipt of any notice pursuant to this Section 2.06, the Administrative Agent shall advise the Lenders of the contents thereof.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.07.            Repayment of Loans; Evidence of Debt.  (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)           The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.07 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement or the other Loan Documents.

(e)           Any Lender may request that Loans made by it be evidenced by a Note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns).  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Notes payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

SECTION 2.08.            Prepayment of Loans.  (a)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section 2.08.

(b)           In the event and on each occasion that the total Revolving Credit Exposure exceeds the total Commitment then in effect (including as a result of a reduction in the Commitments pursuant to Section 2.06(c)), the Borrower shall prepay Borrowings in an aggregate amount equal to such excess.

(c)           The Borrower shall notify the Administrative Agent by telephone (confirmed in a signed notice sent by hand delivery or facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 4:00 p.m., New York City time, one Business Day before the date of prepayment (or, in the case of any prepayment under paragraph (b) of this Section 2.08, such later time as shall be practicable).  Each such notice shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid, provided that, if a notice of a prepayment under paragraph (a) of this Section 2.08 is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(b).  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02(c), except as necessary to apply fully the required amount of a prepayment under paragraph (b) of this Section 2.08.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and break funding payments to the extent required by Section 9.04.

SECTION 2.09.            Fees.  (a)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender the following fees:

(i)            on the date hereof, an upfront fee in an amount equal to the product of (x) the amount of such Lender’s Commitment, multiplied by (y) the rate separately agreed with such Lender (the “Upfront Fee”); and

(ii)           a facility fee, which shall accrue on the daily amount of the then applicable Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates, at the rate per annum set forth on the Pricing Grid opposite the reference to the applicable Index Debt Rating under the heading “Facility Fee” (the “Facility Fee”);

provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then the Facility Fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure.  Facility Fees accrued through and including the last Business Day of March, June, September and December of each year shall be payable on each such last day, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.

(b)           The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c)           All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of Upfront Fees and Facility Fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

(d)           Notwithstanding anything to the contrary contained in this Section 2.09, each Defaulting Lender shall be entitled to receive the Facility Fee for any period during which such Lender is a Defaulting Lender only to extent allocable to the outstanding principal amount of the Loans funded by it.

SECTION 2.10.            Interest.  (a)  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b)           The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)           Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Obligor under any Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.10 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.10.

(d)           Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.10 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

SECTION 2.11.            Calculation of Interest and Fees.  (a)  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(b)           All fees hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.12.            Payments Generally; Pro Rata Treatment; Sharing of Setoffs.  (a)  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 9.03, 9.04 or 9.05, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon; provided that no amount shall be deemed to have been received on the next succeeding Business Day if the Borrower provides the Administrative Agent with written confirmation of a Federal Reserve Bank reference number no later than 4:00 p.m., New York City time, on the date when due.  All such payments shall be made to the Administrative Agent to such account as may be specified by the Administrative Agent to the Borrower in writing, except that payments pursuant to Sections 9.03, 9.04, 9.05 and 10.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under this Agreement and the other Loan Documents shall be made in dollars in New York, New York.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)           If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or the Upfront fees or Facility Fees payable hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or such other obligations hereunder greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and such other obligations hereunder of the other Lenders, or make such other adjustments that shall be equitable so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and such other obligations hereunder; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including provisions of this Agreement that require, or permit, differing payments to be made to Lenders that are not Defaulting Lenders as opposed to Lenders that are Defaulting Lenders) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Obligor or any Affiliate or subsidiary thereof (as to which the provisions of this paragraph shall apply).  The Borrower and the Guarantor each consent to the foregoing and each agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower and the Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or the Guarantor in the amount of such participation.

(d)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.12(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.13.            Defaulting Lender Waterfall and Cure.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)           Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 2.12(c) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any

Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this paragraph shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)           If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their then applicable respective Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

Each Obligor represents and warrants to the Administrative Agent and the Lenders that:

SECTION 3.01.            Organization; Powers.  Such Obligor is a company duly organized or formed and validly existing under the laws of its jurisdiction of organization or formation.  Such Obligor has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that failure to have any such power or governmental license, authorization, consent or approval could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

SECTION 3.02.            Authorization; Enforceability.  The Transactions are within such Obligor’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Agreement and each other Loan Document to which such

Obligor is a party has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.            Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and (b) will not violate, contravene or constitute a default under any provision of (i) any applicable law or regulation, (ii) the charter, by-laws or other organizational documents of such Obligor, (iii) any order, judgment, decree or injunction of any Governmental Authority, (iv) any agreement or instrument evidencing or governing Debt of such Obligor, except for any contravention or default under any such agreement or instrument evidencing or governing such Debt in an aggregate principal amount, individually or in the aggregate for all such agreements or instruments in respect of which there is a contravention or default, not in excess of $25,000,000 or (v) any other material agreement or instrument binding upon such Obligor or its assets.

SECTION 3.04.            Financial Condition; No Material Adverse Effect.  (a)  The Guarantor has heretofore furnished to the Administrative Agent its Consolidated balance sheet and statements of income, shareholders’ equity and cash flows as and for the fiscal year ended September 30, 2011, reported on by Deloitte & Touche LLP, independent registered public accounting firm.  Such financial statements present fairly, in all material respects, the Consolidated financial position and results of operations and cash flows of the Guarantor as of such date and for such period in accordance with GAAP.

(b)           Since September 30, 2011, there has been no Material Adverse Effect.

SECTION 3.05.            Litigation and Environmental Matters.  (a)  There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Obligors, threatened against or affecting the Guarantor or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination which could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect, other than the matters described in the Guarantor’s filings of Forms 10-K, 10-Q or 8-K, in each case as most recently publicly filed with the SEC prior to November 29, 2011 and excluding all statements or disclosures with respect to risk factors, cautionary statements, forward-looking statements and other similar provisions (the “Existing Litigation”), and other than shareholders’ derivative litigation or shareholders’ class actions based on the same facts and circumstances as the Existing Litigation, or (ii) that could reasonably be expected to adversely affect the validity or enforceability of any of the Loan Documents or the Transactions.

(b)           Except with respect to any matters that could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect and except for the matters described in the Guarantor’s filings of Forms 10-K, 10-Q or 8-K, in each case as most recently publicly filed with the SEC prior to November 29, 2011 and excluding all statements and disclosures with respect to risk factors, cautionary statements, forward-looking statements and similar provisions, neither the Guarantor nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (ii) has become subject to any Environmental Liability.

SECTION 3.06.            Investment Company Status.  Neither Obligor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.07.            Taxes.  Each of the Guarantor and its Significant Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Guarantor or such Significant Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

SECTION 3.08.            ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.  The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which could, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

SECTION 3.09.            Disclosure.  All information heretofore furnished by or on behalf of the Obligors to the Administrative Agent or the Lenders in connection with this Agreement or the other Loan Documents, when taken as a whole, does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading; provided that with respect to projections and other forward-looking information, the Obligors represent and warrant only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made, it being understood that projections and forward-looking information are subject to significant uncertainties and contingencies, many of which are beyond the control of the Obligors and that no assurance can be given that such projections will be realized.

SECTION 3.10.            Subsidiaries.  Each Subsidiary is duly organized or formed, validly existing and (to the extent such concept is applicable to it) in good standing under the laws of its jurisdiction of organization or formation, except where the failure to be so organized, existing or in good standing could not, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.  Each Subsidiary has all legal powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that failure to have any such power or governmental license, authorization, consent or approval could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

SECTION 3.11.            Margin Regulations.  Neither Obligor is engaged principally or as one of its important activities in the business of buying or carrying margin stock within the meaning of Regulation U of the Board.

ARTICLE IV

Conditions

SECTION 4.01.            Effective Date.  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a)           The Administrative Agent (or its counsel) shall have received on or before the date of this Agreement from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)           The Administrative Agent (or its counsel) shall have received a Note executed by the Borrower in favor of each Lender that requested a Note prior to the date hereof in accordance with Section 2.08(e).

(c)           The Administrative Agent (or its counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the date hereof) of (i) the general counsel of the Guarantor, (ii) Allen & Overy, special Luxembourg counsel of the Borrower, (iii) Bär & Karrer AG, special Switzerland counsel of the Guarantor and (iv) Weil Gotshal & Manges, LLP, special New York counsel of the Obligors, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(d)           The Administrative Agent shall have received on or before the date of this Agreement certified copies of the charter, by-laws and other constitutive documents of each Obligor and of resolutions of the board of directors (or similar governing body) of each Obligor authorizing the Transactions, together with incumbency certificates dated the date of this Agreement evidencing the identity, authority and capacity of each Person authorized to execute and deliver this Agreement, the other Loan Documents and any other documents to be delivered by such Obligor pursuant hereto, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e)           The Administrative Agent shall have received (x) a certificate, dated the date of this Agreement and signed by a Responsible Officer, confirming that (i) the representations and warranties of each Obligor set forth in Article III of this Agreement are true and correct and (ii) no Default or Event of Default has occurred and is continuing and (y) a Solvency Certificate, dated the date of this Agreement and signed and certified by the Chief Financial Officer of the Guarantor.

(f)            The Administrative Agent shall have received evidence reasonably satisfactory to it of the consent of CT Corporation System in New York, New York to the appointment and designation provided by Section 10.09(d).

(g)           The Administrative Agent shall have received payment of Upfront Fees for the account of each Lender pursuant to Section 2.10(a)(i).

(h)           The Borrower shall have paid all fees and other amounts due and payable prior to the date hereof required to be paid by it to the Administrative Agent, the Arranger and the Lenders, including, unless waived by the Administrative Agent and the Arranger, to the extent invoiced and received by the Borrower no later than the second day preceding the date hereof, all legal fees and expenses of the Administrative Agent and the Arranger required to be paid pursuant to the terms of this Agreement.

(i)            The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including the USA PATRIOT Act) and requested at least five Business Days prior to the date hereof.

The Administrative Agent shall (i) notify the Borrower and the Lenders of the satisfaction of the conditions described in clauses (a) through (h) above on the date hereof and (ii) notify the Borrower and the Lenders of the Effective Date.  Each such notice shall be conclusive and binding.

SECTION 4.02.            Each Borrowing.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of any Loan) is subject to the satisfaction of the following conditions:

(a)           The representations and warranties of the Obligors set forth in Article III of this Agreement (other than, in the case of any Borrowing made after the Effective Date, Sections 3.04 and 3.05(a)(i)) or any other Loan Document, or which are contained in any certificate or notice delivered at any time by any Obligor under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing, or if any such representation or warranty was made as of a specific date, such representation and warranty was true and correct in all material respects on and as of such date.

(b)           At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

(c)           The Borrower shall have delivered a Borrowing Request in accordance with Section 2.03.

Each Borrowing Request shall be deemed to constitute a representation and warranty by the Obligors on the date of such Borrowing Request and the date of the Borrowing requested thereunder as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

ARTICLE V

Covenants

From and after the Effective Date, until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable under the Loan Documents shall have been paid in full, the Guarantor (and the Borrower, where applicable) covenants and agrees with the Lenders that:

SECTION 5.01.            Financial Statements and Other Information.  The Guarantor will furnish to the Administrative Agent (and, except as otherwise provided below with respect to clauses (a), (b) or (e), the Administrative Agent shall promptly upon receipt furnish to each Lender):

(a)           within 120 days after the end of each fiscal year of the Guarantor, its audited Consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of internationally recognized standing in a manner complying with the applicable rules and regulations promulgated by the SEC;

(b)           within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor, its Consolidated balance sheet as of the end of such fiscal quarter and the related statement of operations for such fiscal quarter and for the then elapsed portion of such fiscal year and statement of cash flows for the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year, all certified as to GAAP (subject to the absence of footnotes, audit and normal year-end adjustments), or if adopted by the Guarantor for SEC reporting purposes, IFRS, on behalf of the Guarantor by the chief financial officer or the chief accounting officer of the Guarantor or a Responsible Officer;

(c)           concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate on behalf of the Guarantor signed by the chief financial officer or the chief accounting officer of the Guarantor or a Responsible Officer (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) setting forth reasonably detailed calculations demonstrating whether the Guarantor was in compliance with Section 5.09;

(d)           within five Business Days after any Responsible Officer obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate on behalf of the Guarantor signed by a Responsible Officer setting forth, in reasonable detail, the nature thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

(e)           promptly upon the filing thereof, copies of all final registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), final reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and proxy statements which the Guarantor or the Borrower shall have filed with the SEC;

(f)            promptly upon any Responsible Officer obtaining knowledge of the commencement of any Reportable Action, a certificate on behalf of the Guarantor specifying the nature of such Reportable Action and what action the Guarantor is taking or proposes to take with respect thereto; and

(g)           from time to time, upon reasonable notice, such other information regarding the financial position or business of the Guarantor and its Subsidiaries, or compliance with the terms of this Agreement, as any Lender through the Administrative Agent may reasonably request.

Information required to be delivered pursuant to clause (a), (b) or (e) above may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Guarantor posts such documents, or provides a link thereto, on the Guarantor’s website on the Internet at www.te.com (or such other website as the Guarantor may designate in a writing delivered to the Administrative Agent), or at www.sec.gov or (ii) on which such documents are posted on the Guarantor’s behalf, or delivered to the Administrative Agent by the Guarantor in accordance with Section 10.15.

SECTION 5.02.            Existence; Conduct of Business.  The Guarantor will:

(a)           not engage in any material business other than the holding of stock and other investments in its Subsidiaries and activities reasonably related thereto; and

(b)           preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect, (i) their respective legal existence and (ii) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, unless, in the case of either (x) the failure of the Guarantor or the Borrower to comply with clause (b)(ii) or (y) the failure of a Significant Subsidiary (other than the Borrower) to comply with clause (b), such failure could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect;

provided that nothing in this Section 5.02 shall prohibit (x) any transaction permitted by Section 5.08 and (y) the Guarantor or the Borrower from reincorporating in any Permitted Jurisdiction, any State of the United States of America or the District of Columbia.

SECTION 5.03.            Maintenance of Properties; Insurance.  The Guarantor will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by and commercially available to companies engaged in the same or similar businesses operating in the same or similar locations, except in the case of each of clause (a) and (b) to the extent that the failure to do so could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

SECTION 5.04.            Books and Records; Inspection Rights.  The Guarantor will keep, and will cause each Consolidated Subsidiary to keep, proper books of record and account in which true and correct entries shall be made of its business transactions and activities so that financial statements of the Guarantor that fairly present its business transactions and activities can be properly prepared in accordance with GAAP or IFRS, if adopted by the Guarantor for SEC reporting purposes or upon the convergence of GAAP to IFRS.  The Guarantor will, and will cause each Significant Subsidiary to, permit any representatives designated by the Administrative Agent or by any Lender through the Administrative Agent, upon reasonable prior notice, at all reasonable times and as and to the extent permitted by applicable law and regulation, and at the Administrative Agent’s or such Lender’s expense, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances, accounts and condition with its officers, employees (in the presence of its officers) and independent accountants (in the presence of its officers); provided that (i) such designated representatives shall be reasonably acceptable to the Borrower, shall agree to any reasonable confidentiality obligations proposed by the Borrower and shall follow the guidelines and procedures generally imposed upon like visitors to the Borrower’s facilities and (ii) unless a Default or Event of Default shall have occurred and be continuing, such visits and inspections shall occur not more than once in any fiscal year.

SECTION 5.05.            Compliance with Laws.  The Guarantor will, and will cause each Significant Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

SECTION 5.06.            Use of Proceeds.  The proceeds of each Borrowing made under this Agreement will be used by the Borrower for working capital, capital expenditures, general corporate purposes and other lawful corporate purposes of the Borrower, including to repay other Debt of the Guarantor and its Subsidiaries, to consummate acquisitions and to repurchase equity.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.07.            Liens.  The Guarantor will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)           any Lien existing on any asset on the date hereof;

(b)           any Lien on any asset securing the payment of all or part of the purchase price of such asset upon the acquisition thereof by the Guarantor or a Subsidiary or securing

Debt (including any obligation as lessee incurred under a capital lease) incurred or assumed by the Guarantor or a Subsidiary prior to, at the time of or within one year after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing property) or the commencement of full operation of such property, whichever is later), which Debt is incurred or assumed for the purpose of financing all or part of the cost of acquiring such asset or, in the case of real property, construction or improvements thereon; provided that in the case of any such acquisition, construction or improvement, such Lien shall not apply to any asset owned by the Guarantor or a Subsidiary, other than assets so acquired, constructed or improved;

(c)           any Lien existing on any asset or Stock of any Person at the time such Person is merged or consolidated with or into the Guarantor or a Subsidiary which Lien was not created in contemplation of such event;

(d)           any Lien existing on any asset at the time of acquisition thereof by the Guarantor or a Subsidiary, which Lien was not created in contemplation of such acquisition;

(e)           any Lien arising out of the Refinancing of any Debt secured by any Lien permitted by any of the clauses (a) through (d) of this Section 5.07; provided that the principal amount of Debt secured thereby is not increased (except as grossed-up for the customary fees and expenses incurred in connection with such Refinancing and except as a result of the capitalization or accretion of interest) and such Debt is not secured by any additional assets, except as provided in the last sentence of this Section 5.07;

(f)            any Lien to secure Intercompany Debt;

(g)           sales of accounts receivable or promissory notes to factors or other third-parties in the ordinary course of business for purposes of collection;

(h)           any Lien in favor of any country or any political subdivision of any country (or any department, agency or instrumentality thereof) securing obligations arising in connection with partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or securing obligations incurred for the purpose of financing all or any part of the purchase price (including the cost of installation thereof or, in the case of real property, the cost of construction or improvement or installation of personal property thereon) of the asset subject to such Lien (including, but not limited to, any Lien incurred in connection with pollution control, industrial revenue or similar financings);

(i)            Liens arising in the ordinary course of its business which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(j)            any Lien securing only Nonrecourse Debt;

(k)           Liens incurred and pledges or deposits in the ordinary course of business in connection with workers’ compensation, old age pensions, unemployment insurance or other social security legislation, other than any Lien imposed by ERISA;

(l)            Liens created pursuant to Permitted Securitization Transactions;

(m)          Liens for taxes, assessments and governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Guarantor or a Subsidiary whose property is subject thereto in good faith by appropriate proceedings as to which adequate reserves are being maintained;

(n)           Liens securing judgments that have not resulted in the occurrence of an Event of Default under clause (k) of Article VI in an aggregate principal amount at any time outstanding not to exceed $125,000,000; and

(o)           Liens not otherwise permitted by the foregoing clauses (a) through (n) of this Section 5.07 securing Debt or other obligations (without duplication) in an aggregate principal amount at any time outstanding not to exceed an amount equal to the greater of (i) $750,000,000 or (ii) 7.5% of Consolidated Tangible Assets at such time.

It is understood that any Lien permitted to exist on any asset pursuant to the foregoing provisions of this Section 5.07 may attach to the proceeds of such asset and, with respect to Liens permitted pursuant to clauses (a), (b), (d), (e) (but only with respect to the Refinancing of Debt secured by a Lien permitted pursuant to clauses (a), (b), or (d)) or (f) of this Section 5.07, may attach to an asset acquired in the ordinary course of business as a replacement of such former asset.

SECTION 5.08.            Fundamental Changes.  No Obligor will consolidate, amalgamate or merge with or into any other Person or sell, lease or otherwise transfer all or substantially all of the Consolidated assets of such Obligor to any other Person, unless

(i)            such Obligor is the surviving corporation, or the Person (if other than such Obligor) formed by such consolidation or amalgamation or into which such Obligor is merged or amalgamated, or the Person which acquires by sale or other transfer, or which leases, all or substantially all of the Consolidated assets of such Obligor (any such Person, the “Successor”), shall be organized and existing under the laws of any Permitted Jurisdiction, any State of the United States of America or the District of Columbia and shall expressly assume, in a writing executed and delivered to the Administrative Agent for delivery to each of the Lenders, in form reasonably satisfactory to the Administrative Agent, the due and punctual payment of the principal of and interest on the Loans and the performance of all the other obligations under this Agreement and the other Loan Documents on the part of such Obligor to be performed or observed, as fully as if the Successor were originally named as such Obligor in this Agreement or such other Loan Document; and

(ii)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)          such Obligor has delivered to the Administrative Agent a certificate on behalf of such Obligor signed by a Responsible Officer and an opinion of counsel, each stating that all conditions provided in this Section 5.08 relating to such transaction have been satisfied.

Upon the satisfaction (or waiver) of the conditions set forth in this Section 5.08, the Successor to the Borrower or the Guarantor shall succeed, and may exercise every right and power of, the Borrower or the Guarantor under this Agreement and the other Loan Documents with the same effect as if the Successor had been originally named as the Borrower or the Guarantor herein, and the Borrower or the Guarantor, as the case may be, shall be relieved of and released from its obligations under this Agreement and the other Loan Documents.

SECTION 5.09.            Financial Covenant.  The Guarantor will not permit, as of the last day of each fiscal quarter commencing with the first fiscal quarter beginning after the Effective Date, the ratio of (a) Consolidated Total Debt at such time to (b) Consolidated EBITDA for the then most recently concluded period of four consecutive fiscal quarters of the Guarantor to exceed 3.50 to 1.00.

SECTION 5.10.            Limitation on Restrictions on Subsidiary Dividends and Other Distributions.  The Guarantor will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary, other than the Borrower, to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Guarantor or any Subsidiary, or pay any Debt owed by it to the Guarantor or any Subsidiary, (b) make loans or advances to the Guarantor or any Subsidiary or (c) transfer any of its properties or assets to the Guarantor or any Subsidiary (or, solely in the case of clause (xi) below, any other Consolidated Person in respect of such Nonrecourse Debt), except for such encumbrances or restrictions existing under or by reason of:

(i)            applicable laws and regulations, judgments and orders and other legal requirements, agreements with non-U.S. governments with respect to assets or businesses located in their jurisdiction, or condemnation or eminent domain proceedings,

(ii)           this Agreement,

(iii)          (A) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Guarantor or a Subsidiary, or (B) customary restrictions imposed on the transfer of trademarked, copyrighted or patented materials or provisions in agreements that restrict the assignment of such agreements or any rights thereunder,

(iv)          provisions contained in the instruments evidencing or governing Debt or other obligations or agreements, in each case existing on the date hereof,

(v)           provisions contained in instruments evidencing or governing Debt or other obligations or agreements of any Person, in each case, at the time such Person (A) shall be merged or consolidated with or into the Guarantor or any Subsidiary, (B) shall sell, transfer, assign, lease or otherwise dispose of all or substantially all of such Person’s assets to the Guarantor or a Subsidiary or (C) otherwise becomes a Subsidiary, provided that in the case of clause (A), (B) or (C), such Debt, obligation or agreement was not incurred or entered into, or any such provisions adopted, in contemplation of such transaction,

(vi)          provisions contained in Refinancings, so long as such provisions are, in the good faith determination of the Guarantor’s board of directors, not materially more restrictive than those contained in the respective instruments so Refinanced,

(vii)         provisions contained in any instrument evidencing or governing Debt or other obligations of a Subsidiary Guarantor,

(viii)        any encumbrances and restrictions with respect to a Subsidiary imposed in connection with an agreement which has been entered into for the sale or disposition of such Subsidiary or its assets, provided such sale or disposition otherwise complies with this Agreement,

(ix)           the subordination (pursuant to its terms) in right and priority of payment of any Debt owed by any Subsidiary (the “Indebted Subsidiary”) to the Guarantor or any other Subsidiary, to any other Debt of such Indebted Subsidiary, provided that (A) such Debt is permitted under this Agreement and (B) the Guarantor’s board of directors has determined, in good faith, at the time of the creation of such encumbrance or restriction, that such encumbrance or restriction could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect,

(x)            provisions governing Preferred Stock issued by any Subsidiary,

(xi)           provisions contained in instruments or agreements evidencing or governing (A) Nonrecourse Debt or (B) other Debt of a Subsidiary incurred to finance the acquisition or construction of fixed or capital assets to the extent, in the case of clause (B), such instrument or agreement prohibits transfers of the assets financed with such Debt, and

(xii)          provisions contained in debt instruments, obligations or other agreements of any Subsidiary which are not otherwise permitted pursuant to clauses (i) through (xi) of this Section 5.10, provided that the aggregate investment of the Guarantor in all such Subsidiaries (determined in accordance with GAAP) shall at no time exceed the greater of (A) $300,000,000 or (B) 3% of Consolidated Tangible Assets.

The provisions of this Section 5.10 shall not prohibit (x) Liens not prohibited by Section 5.07 or (y) restrictions on the sale or other disposition of any property securing Debt of any Subsidiary, provided such Debt is otherwise permitted by this Agreement.

SECTION 5.11.            Transactions with Affiliates.  The Guarantor will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of Stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate (collectively, “Affiliate Transactions”); provided, however, that the foregoing provisions of this Section 5.11 shall not prohibit the Guarantor or any of its Subsidiaries from:

(i)            engaging in any Affiliate Transaction between or among (x) the Guarantor and any Subsidiary or Subsidiaries or (y) two or more Subsidiaries,

(ii)           declaring or paying any dividends and distributions on any shares of the Guarantor’s Stock, including any dividend or distribution payable in shares of the Guarantor’s Stock or Stock Equivalents,

(iii)          making any payments on account of the purchase, redemption, retirement or acquisition of (x) any shares of the Guarantor’s Stock or (y) any option, warrant or other right to acquire shares of the Guarantor’s Stock, including any payment payable in shares of the Guarantor’s Stock or Stock Equivalents,

(iv)          declaring or paying any dividends or distributions on Stock of any Subsidiary held by the Guarantor or another Subsidiary,

(v)           making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Guarantor or such Subsidiary as the terms and conditions which the Guarantor would reasonably expect to be obtained in a similar transaction with a Person which is not an Affiliate at such time,

(vi)          making payments of principal, interest and premium on any Debt of the Guarantor or such Subsidiary held by an Affiliate if the terms of such Debt are at least as favorable to the Guarantor or such Subsidiary as the terms which the Guarantor would reasonably expect to have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate,

(vii)         participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Guarantor or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates,

(viii)        paying or granting reasonable compensation, indemnities, reimbursements and benefits to any director, officer, employee or agent of the Guarantor or any Subsidiary, or

(ix)           engaging in any Affiliate Transaction not otherwise addressed in subsections (i) through (viii) of this Section 5.11, the terms of which are not less favorable to the Guarantor or such Subsidiary than those that the Guarantor or such Subsidiary would reasonably expect to be obtained in a comparable transaction in the same location at such time with a Person which is not an Affiliate.

SECTION 5.12.            Subsidiary Guarantors.  The Guarantor will cause each Subsidiary of the Guarantor that now or hereafter Guarantees any obligations under the Existing Credit Agreement or any other Material Debt of the Borrower for or in respect of borrowed money (other than Debt of the Borrower to any other Subsidiary) to promptly thereafter (and in any event within 30 days of executing such Guarantee) cause such Subsidiary to (a) become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a Subsidiary Guaranty, and (b) deliver to the Administrative Agent documents of the types referred to in Section 4.01(d) and favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the Subsidiary Guaranty of such Subsidiary), all in form, content and scope reasonably satisfactory to the Administrative Agent.  Concurrently with the execution and delivery of a Subsidiary Guaranty by any Subsidiary, the Guarantor, the Borrower, such Subsidiary and each other Subsidiary Guarantor shall enter into customary indemnification, contribution and subrogation agreement (or accessions thereto), in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.13.            Subsidiary Debt.  The Guarantor will not at any time permit the aggregate outstanding principal amount of Debt of the Consolidated Subsidiaries to exceed an amount equal to $750,000,000, provided that for purposes of this Section 5.13, “Debt” shall not include (i) Permitted Acquired Debt of any Consolidated Subsidiary, (ii) Debt of any Consolidated Subsidiary (other than the Borrower) outstanding as of the date hereof, and any Refinancings thereof, (iii) Debt of the Borrower or (iv) obligations under any Permitted Securitization Transaction, to the extent otherwise constituting Debt.

ARTICLE VI

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)           the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or the other Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)           any representation or warranty made or deemed made by or on behalf of the Guarantor or any Subsidiary in or in connection with this Agreement or the other Loan Documents or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate or financial statement furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)           either Obligor shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.06, 5.07, 5.08, 5.10, 5.11, 5.12 or 5.13 and such failure shall not be remedied within five Business Days after any Responsible Officer obtains knowledge thereof or (ii) Section 5.09;

(e)           either Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or the other Loan Documents (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Guarantor (which notice will be given at the request of any Lender);

(f)            the Guarantor or any Subsidiary shall fail to make any payment in respect of any Material Debt, when and as the same shall become due and payable, and such failure shall continue beyond any applicable grace period (but in any event, in the case of interest, fees or other amounts other than principal, for a period of at least five Business Days);

(g)           any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) any Debt of the Borrower or a Subsidiary that is purchased in the open market or directly from holders of such Debt in the normal course of managing the Consolidated capital structure of the Guarantor and such Debt is cancelled by the Borrower or such Subsidiary immediately upon the settlement of such purchase, (ii) secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, (iii) any conversion, purchase, repurchase or redemption of any Material Debt scheduled by the terms thereof to occur on a particular date, or as a result of any customary required offer by the Guarantor or any Subsidiary to purchase such Debt, such as upon a change of control, (iv) any conversion of any Material Debt initiated by a holder thereof pursuant to the terms thereof or any optional prepayment, repurchase or redemption of any Material Debt, in each case not subject to any contingent event or condition related to the creditworthiness, financial performance or financial condition of the Guarantor or any Subsidiary, (v) any repurchase or redemption of any Material Debt pursuant to any put option exercised by the holder of such Material Debt, provided that such put option is exercisable at times specified in the terms of the Material Debt and not by its terms solely as a result of any contingent event or condition related to the creditworthiness, financial performance or financial condition of the Guarantor or the applicable Subsidiaries, or (vi) the cancellation and resulting payment of any amounts outstanding under any credit or similar facility of an acquired Subsidiary, which was outstanding prior to such acquisition, and not created in contemplation of such acquisition, other than as a result of a default under any such facility occurring after, and not in connection with, such acquisition;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, winding up, reorganization or other relief in respect of the Guarantor or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, receivership or similar law of any jurisdiction now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Guarantor or any Significant Subsidiary or for a substantial part of its respective assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            the Guarantor or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, winding up, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law of any jurisdiction now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Guarantor or any Significant Subsidiary or for a substantial part of its respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)            the Guarantor or any Significant Subsidiary shall admit in writing its inability or fail generally to pay its debts as they become due;

(k)           one or more judgments or orders for the payment of money in an aggregate amount in excess of $55,000,000 (after deducting amounts covered by insurance, except to the extent that the insurer providing such insurance has declined such coverage or indemnification) shall be rendered against the Guarantor or any Subsidiary or any combination thereof and, within 60 days after entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or order is not discharged;

(l)            an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;

(m)          (x) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 40% or more of the outstanding shares of common stock of the Guarantor; or (y) on the last day of any period of twelve consecutive calendar months, a majority of members of the board of directors of the Guarantor shall no longer be composed of individuals (i) who were members of said board of directors on the first day of such twelve consecutive calendar month period or (ii) whose election or nomination to said board of directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said board of directors;

(n)           any Loan Document shall cease to be valid and enforceable against any Obligor or Subsidiary Guarantor party thereto (except for the termination of a Subsidiary Guaranty in accordance with its terms), or any Obligor or Subsidiary Guarantor shall so assert in writing; or

(o)           the Borrower (or any permitted successor pursuant to Section 5.08(a)) shall cease to be a Wholly Owned Consolidated Subsidiary of the Guarantor;

then, and in every such event (other than an event described in clause (h) or (i) of this Article with respect to the Borrower or the Guarantor), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, and thereupon the principal amount of all such outstanding Loans together with all such interest and other amounts so declared to be due and payable, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Obligors; and in case of any event described in clause (h) or (i) of this Article with respect to the Borrower or the Guarantor, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under any Loan Document, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Obligors.

ARTICLE VII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as Administrative Agent under the Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Guarantor or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing:

(a)           the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties);

(b)           the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 10.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or is contrary to this Agreement, the other Loan Documents or applicable law; and

(c)           the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Guarantor or any of its Subsidiaries or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02) or (ii) in the absence of its own gross negligence or willful misconduct (with such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment).  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (d) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (e) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon, and shall not incur any liability for relying upon, any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and may act upon any such statement prior to receipt of written confirmation thereof.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the

Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned or be required if an Event of Default has occurred and is continuing), to appoint a successor, which shall be a commercial bank with an office in the United States of America, or an Affiliate of any such commercial bank with an office in the United States of America.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or the Arranger or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or the Arranger or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Subsidiary Guarantor from its obligations under such Subsidiary Guarantor’s Subsidiary Guaranty (a) if such Person ceases to exist or to be a Subsidiary (or substantially contemporaneously with such release will cease to exist or to be a Subsidiary), in each case as a result of a transaction permitted hereunder, or (b) otherwise in accordance with Section 4.06(b) of the relevant Subsidiary Guaranty.

Anything herein to the contrary notwithstanding, none of the Persons named as the Arranger or the Syndication Agent on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

ARTICLE VIII

Guarantee

SECTION 8.01.            The Guarantee.  The Guarantor hereby unconditionally and irrevocably guarantees the full and punctual payment in cash when due (whether at stated maturity, by mandatory prepayment, by acceleration or otherwise) of the principal of and interest on the Loans, the Notes and all other amounts whatsoever at any time or from time to time payable or becoming payable under this Agreement or the other Loan Documents.  This is a continuing guarantee and a guarantee of payment and not merely of collection.  Upon failure by the Borrower to pay punctually any such amount when due as aforesaid, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

SECTION 8.02.            Guarantee Unconditional.  The obligations of the Guarantor hereunder shall be unconditional and absolute, and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected, at any time by:

(a)           any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under any Loan Document, by operation of law or otherwise;

(b)           any modification or amendment of or supplement to any Loan Document;

(c)           any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under any Loan Document;

(d)           any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Guarantor or the Borrower contained in any Loan Document;

(e)           the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Borrower, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f)            any invalidity or unenforceability relating to or against the Borrower for any reason of any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, in the currency and funds and at the time and place specified herein, of any amount payable by it under any Loan Document; or

(g)           any other act or omission to act or delay of any kind by the Borrower, the Administrative Agent, any Lender or any other Person, or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge or defense of a guarantor or surety.

SECTION 8.03.            Discharge Only upon Payment in Full; Reimbursement in Certain Circumstances.  The guarantee and other agreements in this Article VIII shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans, the Notes and all other amounts whatsoever payable by the Borrower under any Loan Document shall have been finally paid in full.  If at any time any payment of any such amount payable by the Borrower under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

SECTION 8.04.            Waiver by the Guarantor.  The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

SECTION 8.05.            Subrogation.  Upon making any payment hereunder with respect to the Borrower, all rights of the Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that the Guarantor shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Loans and all other amounts payable by the Borrower under any Loan Document has been finally paid in full and the Commitments have been terminated.

SECTION 8.06.            Stay of Acceleration.  In the event that acceleration of the time for payment of any amount payable by the Borrower under any Loan Document is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Required Lenders.

SECTION 8.07.            Payments.  All payments made by the Guarantor pursuant to this Article VIII shall be made as provided under Section 2.12(a), and shall be subject to the provisions of Section 9.05.

ARTICLE IX

Yield Protection, Illegality and Taxes

SECTION 9.01.            Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)           the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b)           the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period (together with any amounts payable pursuant to Section 9.03 or 9.05) will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and such Borrowing shall be continued as an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.  In the case of clause (b) above, during any such period of suspension each Lender shall, from time to time upon request from the Borrower, certify its cost of funds for each Interest Period to the Borrower and the Administrative Agent as soon as practicable (but in any event not later than 10 Business Days after any such request).

SECTION 9.02.            Illegality.  Notwithstanding any other provision of any Loan Document, if any Lender shall notify the Administrative Agent (and provide to the Borrower an opinion of counsel to the effect) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its lending office for Eurodollar Borrowings to perform its obligations hereunder to make Eurodollar Loans or to fund or maintain Eurodollar Loans hereunder, (a) each Eurodollar Loan of such Lender will automatically, upon such demand, convert into an ABR Loan that bears interest at the rate set forth in Section 2.10(a) and (b) the obligation of such Lender to make or continue, or to convert ABR Loans into, Eurodollar Loans shall be suspended until the Administrative Agent shall notify the Borrower and such Lender that the circumstances causing such suspension no longer exist and such Lender shall make the ABR Loans in the amount and on the dates that it would have been requested to make Eurodollar Loans had no such suspension been in effect.

SECTION 9.03.            Increased Costs.  (a)  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(ii)           impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting any Loan Document or Eurodollar Loans made by such Lender;

(iii)          subject the Administrative Agent or any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing has been to increase the cost to such Lender or the Administrative Agent of making, converting to, continuing or maintaining any Eurodollar Loan (or, in the case of clause (iii) above, any Loan), or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise) (excluding any such increased costs resulting from reserve commitments referred to in paragraph (c) of this Section 9.03), then from time to time within 30 days of written demand therefor (subject to Section 9.06) the Borrower will pay to such Lender or the Administrative Agent such additional amount or amounts as will compensate such Lender or the Administrative Agent for such additional costs or expenses incurred or reduction suffered.

(b)           If any Lender determines that any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of any Loan Document or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time within 30 days of written demand therefor (subject to Section 9.06) the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           At any time that any Lender is required to establish or maintain reserves in respect of its Eurodollar Loans under FRB Regulation D, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on a Eurodollar Loan made by such Lender, additional interest on such Eurodollar Loan at a rate per annum determined by such Lender be sufficient to compensate it for the cost to it of maintaining, or the reduction in its total return in respect of, such Eurodollar Loan, up to but not exceeding the excess of (i) (A) the applicable LIBO Rate divided by (B) one minus the Eurodollar Reserve Percentage, minus (ii) the applicable LIBO Rate.  Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Eurodollar Loans of such Lender shall be payable to such Lender at the time and place indicated at which interest otherwise is payable on such Eurodollar Loan, with respect to each Interest Period commencing at least three Business Days after the giving of such notice and (y) shall notify the Borrower at least five Business Days prior to each date on which interest is payable on the Eurodollar Loans of the amount then due it under this paragraph (c).

(d)           Failure or delay on the part of any Lender to demand compensation pursuant to this Section 9.03 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 9.03 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if a the Change in Law occurring during the 90-day period referred to above and giving rise to such increased costs or expense or reduction is retroactive, then such 90-day period shall be extended to include the period of retroactive effect thereof.

SECTION 9.04.            Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any oral or written notice given pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 10.04(e), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (including any loss or expense arising from the redeployment of funds obtained by it to maintain such Eurodollar Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of anticipated profits) within 10 days of written demand therefor (subject to Section 9.06).

SECTION 9.05.            Taxes.  (a)  Any and all payments by or on account of any obligation of the Guarantor or the Borrower under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Guarantor or the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.05) the Administrative Agent or applicable Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor or the Borrower, as applicable, shall make such deductions and (iii) the Guarantor or the Borrower, as applicable, shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           In addition, the Guarantor or the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           The Guarantor and the Borrower shall pay and indemnify, defend and hold harmless the Administrative Agent and each Lender within 30 days after written demand therefor (subject to Section 9.06), for the full amount of any Indemnified Taxes or Other Taxes required to be paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Guarantor or the Borrower under any

Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 9.05) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes to a Governmental Authority by the Administrative Agent or such Lender, the Administrative Agent or such Lender, as the case may be, shall deliver to the Borrower the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Borrower.

(d)           Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Guarantor or the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Guarantor and the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c)(iii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Guarantor or the Borrower to a Governmental Authority, the Guarantor or the Borrower, as applicable, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)            Any Foreign Lender that is entitled to an exemption from or reduction of United States withholding tax with respect to payments under this Agreement shall deliver to the Guarantor or the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Guarantor or the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(g)           If the Administrative Agent or a Lender determines, in its good faith judgment, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Guarantor or the Borrower or with respect to which the Guarantor or the Borrower has paid additional amounts pursuant to this Section 9.05, it shall pay over such refund to the Guarantor or the Borrower, as applicable (but only to the extent of indemnity payments made, or additional amounts paid, by the Guarantor or the Borrower under this Section 9.05 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Guarantor and the Borrower agrees, upon the request of the Administrative Agent or such Lender, to repay the amount paid over to the Guarantor or the Borrower, as applicable (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section 9.05 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Guarantor, the Borrower or any other Person.

SECTION 9.06.            Matters Applicable to all Requests for Compensation.  If any Lender or the Administrative Agent is claiming compensation under Section 9.03, 9.04 or 9.05, it shall deliver to the Administrative Agent, who shall deliver to the Borrower contemporaneously with the demand for payment, a certificate setting forth in reasonable detail the calculation of any additional amount or amounts to be paid to it hereunder and the basis used to determine such amounts and such certificate shall be conclusive in the absence of manifest error.  In determining such amount, such Lender or the Administrative Agent may use any reasonable averaging and attribution methods.  In any such certificate claiming compensation under Section 9.03(b), such Lender shall certify that the claim for additional amounts referred to therein is generally consistent with such Lender’s treatment of similarly situated customers of such Lender whose transactions with such Lender are similarly affected by the change in circumstances giving rise to such payment, but such Lender shall not be required to disclose any confidential or proprietary information therein.  This Section 9.06 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Guarantor, the Borrower or any other Person.

SECTION 9.07.            Mitigation Obligations.  If any Lender requests compensation under Section 9.03, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 9.05, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 9.03 or 9.05, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE X

Miscellaneous

SECTION 10.01.          Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone or by other means of communication (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail, as follows:

(i)                                     if to the Borrower

Tyco Electronics Group S.A.
17, bd Grande-Duchesse Charlotte
L-1331 Luxembourg
Attn:  Vice President and Assistant Treasurer
Tel:  +352 46-43-40-374
Fax:  +352 46-43-51
email: thomas.ernst@te.com

with copies to:

Tyco Electronics Corporation

1050 Westlakes Drive

Berwyn, PA 19312

Attn: Senior Vice President and Treasurer

Tel: 610-893-9440

Fax: 610-893-9494

Tyco Electronics Corporation

1050 Westlakes Drive

Berwyn, PA 19312

Attn: Executive Vice President and General Counsel

Tel: 610-893-9600

Fax: 610-893-9695

(ii)                                  if to the Guarantor

TE Connectivity Ltd.
Rheinstrasse 20
CH-8200 Schaffhausen, Switzerland
Attention:  Executive Vice President and General Counsel
Tel:  +41-52-633-66-61
Fax:  +41-52-633-66-99

(iii)                               if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, Floor 10, Houston, Texas 77002, Attention of Amanda Ryan (Fax No. (713) 750-2956), with a copy to JPMorgan Chase Bank, N.A., 1111 Fannin Street, Floor 10, Houston, Texas 77002, Attention of Thai Pham (Fax No. 713-750-2956); and

(iv)                              if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  Any notices or other communications to the Administrative Agent, the Guarantor or the Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.

(c)           Any party hereto may change its address or facsimile number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto.  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph.

(d)           The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests and Interest Election Requests) purportedly given by or on behalf of the Borrower.

SECTION 10.02.          Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Guarantor, the Borrower or any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b)           Neither this Agreement or any other Loan Document, nor any provision hereof or thereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Obligors (and, in the case of any Subsidiary Guaranty, the Subsidiary Guarantors party thereto) and the Required Lenders or by the Obligors (and, in the case of any Subsidiary Guaranty, the Subsidiary Guarantors party thereto) and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.12(b) or 2.12(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release the Guarantor from its obligations under Article VIII or any Subsidiary Guarantor which is a Significant Subsidiary from its obligations under its Subsidiary Guaranty, without the written consent of each Lender, or (vi) change any of the provisions of this Section 10.02 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent under any Loan Document without the prior written consent of the Administrative Agent.

(c)           Notwithstanding anything to the contrary herein, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of paragraph (b) of this Section 10.02 and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification.

SECTION 10.03.          Expenses; Indemnity; Damage Waiver.  (a)  The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent, the Arranger and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) while a Default or Event of Default has occurred and is continuing, all out-of-pocket expenses incurred by the Administrative Agent and the Lenders, including reasonable fees, charges and disbursements of counsel in connection with the enforcement or protection of their rights (A) in connection with this Agreement and the other Loan Documents, including their rights under this Section 10.03, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, or restructuring negotiations in respect of such Loans.

(b)           The Borrower shall indemnify the Administrative Agent, the Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding (whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party) relating to (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Guarantor or any of its Subsidiaries, or any Environmental Liability related in any way to the Guarantor or any of its Subsidiaries; provided that (A) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction by final and nonappealable judgment and (B) in the case of legal fees and expenses, such indemnity shall be limited to one counsel for all Indemnitees taken as a whole and, solely in the case of a conflict of interest (as reasonably determined or perceived by the affected Indemnitees), one additional counsel for all affected Indemnitees (or similarly situated affected Indemnitees), in either case taken as a whole (and, if determined by the Administrative Agent to be reasonably necessary, of one local counsel in any relevant jurisdiction for all Indemnitees, taken as a whole, and, solely in the case of a conflict of interest (as reasonably determined or perceived by the affected Indemnitees), one additional local counsel for all affected Indemnitees (or similarly affected Indemnitees), in either case taken as a whole).  If any claim, litigation, investigation or proceeding is asserted against any Indemnitee, such Indemnitee shall, to the extent permitted by applicable law or regulation in the opinion of its counsel, notify the Borrower as soon as reasonably practicable, but the failure to so promptly notify the Borrower shall not affect the Borrower’s obligations under this Section 10.03.  If requested by the Borrower in writing, and at the Borrower’s sole expense, such Indemnitee shall make reasonable good faith efforts to contest the validity, applicability and amount of such claim, litigation, investigation or proceeding and, except to the extent prohibited by applicable law or regulations or as would otherwise be unreasonable in the circumstances or contrary to the internal policies of the Indemnitee as generally applied, shall permit the Borrower to participate in such contest.  Any Indemnitee that proposes to settle or compromise any claim, litigation, investigation or proceeding for which the Borrower may be liable for payment of indemnity hereunder shall give the Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrower’s prior written consent (not to be unreasonably withheld, delayed or conditioned).

(c)                                  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Related Party thereof under paragraph (a) or (b) of this Section 10.03, each Lender severally agrees to pay to the Administrative Agent or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought and as if there were no Defaulting Lenders) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such, or against any Related Party acting for the Administrative Agent in connection with such capacity.

(d)                                 To the fullest extent permitted by applicable law, no party hereto shall, or shall permit its Affiliates or Related Parties to, assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that the foregoing shall not affect the obligation of the Borrower or the Guarantor to indemnify any Indemnitee in accordance with the terms of this Agreement.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the Transactions.

(e)                                  All amounts due under this Section 10.03 shall be payable not later than 10 Business Days after written demand therefor.

(f)                                    To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, the Arranger or any Lender may be unenforceable because it is violative of any law or public policy, the Guarantor and the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

SECTION 10.04.                              Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than as contemplated by Section 5.08, neither the Guarantor nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Guarantor or the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 10.04), the Arranger and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent, the Arranger and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i)                                     Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than the Guarantor, the Borrower, any of their respective Affiliates or subsidiaries, or a natural Person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A)                              the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VI has occurred and is continuing, any other Person (other than a natural person); provided further that the Borrower shall be deemed to have consented to any assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and

(B)                                the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or for an assignment by a Lender to an Approved Fund with respect to such Lender.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                              except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment, and the amount of the Commitment or Loans of the assigning Lender remaining after each such assignment (in each case determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent), in each case shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent (each such consent not to be unreasonably withheld or delayed), provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VI has occurred and is continuing;

(B)                                each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)                                the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D)                               the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

For the purposes of this Section 10.04(b), the term “Approved Fund” means any Person (other than the Guarantor, the Borrower, any of their respective Affiliates or subsidiaries, or a natural person) that is (or will be) engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender;  provided that any such Person that is, or would at the time of the relevant assignment constitute, a Defaulting Lender, shall not constitute an “Approved Fund” for purposes of this definition.

(iii)                               Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 9.03, 9.04, 9.05 and 10.03).  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender, and the Note theretofore held by the assignor Lender shall be returned to the Borrower in exchange for a new Note, payable to the assignee Lender and reflecting its retained interest (if any) hereunder.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.04.

(iv)                              The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)                                 Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)                                  (i)                                     Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Guarantor, the Borrower or any of their respective Affiliates or subsidiaries) (each a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and

(C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 9.03, 9.04 and 9.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12(c) as though it were a Lender.

(ii)                                  A Participant shall not be entitled to receive any greater payment under Sections 9.03 or 9.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 9.05 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 9.05(f) as though it were a Lender.

(iii)                               Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitment or Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that such commitment, advance or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                                  If (i) any Lender requests compensation under Section 9.03 in an amount in excess of a de minimis amount in excess of that being requested by the other Lenders, (ii) the Guarantor or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 9.05 in an amount in excess of a de minimis amount in excess of that being paid to, or in respect of, the other Lenders, (iii) if any Lender is a Defaulting Lender or (iv) if any Lender refuses to consent to any amendment or waiver under this Agreement which pursuant to the terms of Section 10.02 requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained above in this Section 10.04), all its interests, rights and obligations under this Agreement to an assignee (that is not a Defaulting Lender) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such assigning Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (B) in the case of any such assignment resulting from a claim for compensation under Section 9.03 or payments required to be made pursuant to Section 9.05, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

(f)                                    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 9.03), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

SECTION 10.05.                              Survival.  All covenants, agreements, representations and warranties made by the Obligors and the Subsidiary Guarantors herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Arranger or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 9.03, 9.04, 9.05 and 10.03 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

SECTION 10.06.                              Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof, including the commitments of the Lenders and if applicable, their Affiliates, under any commitment letter or commitment advice entered into or provided in connection with the credit facility established hereunder (but do not supersede any other provisions of any commitment letter or fee letter entered into in connection with the credit facility established hereunder that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect until terminated pursuant to the terms of such documents).  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative

Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.07.                              Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.08.                              Right of Setoff.  If an Event of Default shall have occurred and be continuing, upon the making of the request, or the granting of the consent, if required under Article VI to authorize the Administrative Agent to declare the Loans due and payable or, in the case of an Event of Default under clauses (h) or (i) of Article VI upon the Loans becoming due and payable automatically, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or the Guarantor against any and all of the obligations of the Borrower or the Guarantor now or hereafter existing under this Agreement or the other Loan Documents to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or the Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and its Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10.09.                              Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

(b)                                 Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York State court or Federal court of the United States of America in each case sitting in the County of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the other Loan Documents or the Transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the Guarantor and the Borrower hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby brought by it or any of its

Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Obligors or their respective properties in the courts of any jurisdiction.

(c)                                  Each party hereto hereby irrevocably and unconditionally (i) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby in any court referred to in paragraph (b) of this Section and (ii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each Obligor hereby irrevocably designates and appoints CT Corporation System, having an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in paragraph (b) of this Section in any Federal or New York State court sitting in the County of New York.  Each Obligor represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Administrative Agent.  If such agent shall cease so to act, each Obligor covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other agent’s acceptance of such appointment.

(e)                                  Each Lender and the Administrative Agent irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10.                              Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS

BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

SECTION 10.11.                              Waiver of Immunities.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, IF EITHER OBLIGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM ANY LEGAL ACTION, SUIT OR PROCEEDING, FROM JURISDICTION OF ANY COURT OR FROM SETOFF OR ANY LEGAL PROCESS (WHETHER SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, SUCH OBLIGOR HEREBY IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.  EACH OBLIGOR AGREES THAT THE WAIVERS SET FORTH ABOVE SHALL BE TO THE FULLEST EXTENT PERMITTED UNDER THE FOREIGN SOVEREIGN IMMUNITIES ACT OF 1976 OF THE UNITED STATES OF AMERICA AND ARE INTENDED TO BE IRREVOCABLE AND NOT SUBJECT TO WITHDRAWAL FOR PURPOSES OF SUCH ACT.

SECTION 10.12.                              Judgment Currency.  If, under any applicable law and whether pursuant to a judgment being made or registered against either Obligor or for any other reason, any payment under or in connection with this Agreement or any other Loan Document, is made or satisfied in a currency (the “Other Currency”) other than that in which the relevant payment is due (the “Required Currency”) then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the “Payee”) to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement or any other Loan Document, such Obligor shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such shortfall.  For the purpose of this Section 10.12, “rate of exchange” means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency in accordance with normal banking procedures in the relevant jurisdiction of the Other Currency and shall take into account any premium and other costs of exchange.

SECTION 10.13.                              Headings.  Article and Section headings and the Table of Contents used herein and in the other Loan Documents are for convenience of reference only, are not part of this Agreement or any other Loan Document and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement or any other Loan Document.

SECTION 10.14.                              Confidentiality.  Each of the Administrative Agent and the Lenders shall maintain the confidentiality of the Information (as defined below) and shall not use the Information except for purposes relating directly to this Agreement, the other Loan Documents and the Transactions or its or its Affiliates’ other relationships with the Guarantor and its Subsidiaries, except that Information may be disclosed by the Administrative Agent and the Lenders (a) to their Related Parties whom they determine need to know such Information in connection with matters relating directly to this Agreement, the other Loan Documents and the Transactions, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the Administrative Agent or the applicable Lenders shall be responsible for breach of this Section 10.14 by any such Person to whom it disclosed such Information), (b) to the extent requested by any governmental authority or regulatory agency (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or upon order of any court or administrative agency of competent jurisdiction, to the extent required by such order and not effectively stayed on appeal or otherwise, or as otherwise required by law, provided that in the case of any intended disclosure under this clause (c), the Administrative Agent or the applicable Lender, as the case may be, shall (unless otherwise required by applicable law) give the Guarantor not less than five Business Days’ prior notice (or such shorter period as may, in the good faith discretion of the Administrative Agent or the applicable Lender, as the case may be, be reasonable under the circumstances or may be required by any court or agency under the circumstances), specifying the Information involved and stating its intention to disclose such Information (including the manner and extent of such disclosure) in order to allow the Guarantor an opportunity to seek an appropriate protective order, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement in writing containing confidentiality undertakings substantially similar to those in this Section 10.14 (and of which the Guarantor shall be a third party beneficiary) or in the case of a repurchase arrangement (“repo transaction”) subject to an arrangement to be bound by provisions at least as restrictive as this Section 10.14, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any other Loan Document or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Guarantor, its Subsidiaries or their respective obligations, (g) with the written consent of the Borrower referencing this Section 10.14 or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.14, a breach of another confidentiality agreement to which the Administrative Agent or such Lender is a party or any other legal or fiduciary obligation of the Administrative Agent or such Lender or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section 10.14, “Information” means all information received from or on behalf of any Obligor or Subsidiary Guarantor relating to any Obligor or any Subsidiary Guarantor or any of their respective businesses, other than any such information that the Administrative Agent or any Lender proves is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Obligor or any Subsidiary Guarantor from a source which is not, to the knowledge of the recipient, prohibited from disclosing such information by a confidentiality agreement or other legal or fiduciary obligation to the Obligors or Subsidiary Guarantors.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.14 shall be considered to have complied with its obligation to do so if such Person has taken normal and reasonable precautions and exercised due care to maintain the confidentiality of such Information.  In addition to other remedies, the Obligors shall be entitled to specific performance and injunctive and other equitable relief for breach of this Section 10.14.

SECTION 10.15.          Electronic Communications.  (a)  Each Obligor agrees that the Administrative Agent may, but shall not be obligated to, distribute any Communication by posting such Communication on Debt Domain, Intralinks, Syndtrak or a similar electronic transmission system (the “Platform”).  The Platform is provided “as is” and “as available”.  Neither the Administrative Agent nor any its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform.  Nothing in this Section 10.15 shall prejudice the right of the Administrative Agent to make the Communications available to the Lenders in any other manner specified in this Agreement.

(b)           Each Obligor hereby acknowledges that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Obligors, their subsidiaries or their respective securities) (each, a “Public Lender”).  The Obligors hereby agree that (i) Communications that are to be made available on the Platform to Public Lenders shall be clearly and conspicuously marked “PUBLIC”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” each Obligor shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Communications as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Obligors, their subsidiaries or their respective securities for purposes of United States Federal and state securities laws, (iii) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Lender,” and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Lender.”

(c)           Each party hereto acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Communications and the Platform are provided “as is” and “as available,” (iii) none of the Administrative Agent, its Affiliates nor any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the “Agent Parties”) warrants the adequacy, accuracy or completeness of the Communications or the Platform , and each Agent Party expressly disclaims liability for errors or omissions in any Communications or the Platform, and (iv) no warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with any Communications or the Platform.

SECTION 10.16.          USA PATRIOT Act Notice.  Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Obligors that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Obligors in accordance with such Act.

SECTION 10.17.          Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

SECTION 10.18.          No Fiduciary Duty.  The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Obligors, their stockholders and/or their Affiliates.  Each Obligor agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Obligor, its stockholders or its Affiliates, on the other.  The Obligors acknowledge and agree that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Obligors, on the other, and (b) in connection therewith and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of any Obligor, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Obligor, its stockholders or its Affiliates on other matters) or any other obligation to any Obligor except the obligations expressly set forth in the Loan Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of any Obligor, its management, stockholders, creditors or any other Person.  Each Obligor acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Obligor agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Obligor, in connection with such transaction or the process leading thereto.  The Administrative Agent, the Arranger, the Lenders and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Obligors and their Affiliates, and none of the Administrative Agent, the Arranger, the Lenders or their Affiliates has any obligation to disclose any of such interests to any Obligor or any of their Affiliates.  To the fullest extent permitted by law, each Obligor hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Arranger, the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TYCO ELECTRONICS GROUP S.A.

By	/s/ Mario Calastri
	Name:	Mario Calastri
	Title:	Director

TE CONNECTIVITY LTD.

By	/s/ Terrence R. Curtin
	Name:	Terrence R. Curtin
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to 364-Day Credit Agreement]

JPMORGAN CHASE BANK, N.A., in its individual capacity and as Administrative Agent

By	/s/ Matthew H. Massie
	Name:	Matthew H. Massie
	Title:	Managing Director

[Signature Page to 364-Day Credit Agreement]

LENDER SIGNATURE PAGE TO THE
TYCO ELECTRONICS GROUP S.A.
364-DAY CREDIT AGREEMENT

Name of Lender: DEUTSCHE BANK AG NEW YORK BRANCH

By
/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

For any institution requiring a second signature block:

By
/s/ Wolfgang Winter
Name: Wolfgang Winter
Title: Managing Director

[Signature Page to 364-Day Credit Agreement]

LENDER SIGNATURE PAGE TO THE
TYCO ELECTRONICS GROUP S.A.
364-DAY CREDIT AGREEMENT

Name of Lender: BANK OF AMERICA, N.A.

By
/s/ William S. Rowe
	Name:	William S. Rowe
	Title:	Director

[Signature Page to 364-Day Credit Agreement]

LENDER SIGNATURE PAGE TO THE
TYCO ELECTRONICS GROUP S.A.
364-DAY CREDIT AGREEMENT

Name of Lender: BARCLAYS BANK PLC

By
/s/ David Barton
	Name:	David Barton
	Title:	Director

[Signature Page to 364-Day Credit Agreement]

LENDER SIGNATURE PAGE TO THE
TYCO ELECTRONICS GROUP S.A.
364-DAY CREDIT AGREEMENT

Name of Lender: BNP PARIBAS

By
/s/ Angela Bentley-Arnold
	Name:	Angela Bentley-Arnold
	Title:	Managing Director

For any institution requiring a second signature block:

By
/s/ Michael A. Kowalczuk
	Name:	Michael A. Kowalczuk
	Title:	Director

[Signature Page to 364-Day Credit Agreement]

LENDER SIGNATURE PAGE TO THE
TYCO ELECTRONICS GROUP S.A.
364-DAY CREDIT AGREEMENT

Name of Lender: CITIBANK N.A.

By
/s/ Ahu Gures
	Name:	Ahu Gures
	Title:	Vice President

[Signature Page to 364-Day Credit Agreement]

LENDER SIGNATURE PAGE TO THE
TYCO ELECTRONICS GROUP S.A.
364-DAY CREDIT AGREEMENT

Name of Lender: UBS LOAN FINANCE LLC

By
/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

For any institution requiring a second signature block:

By
/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

[Signature Page to 364-Day Credit Agreement]

SCHEDULE 1.01

to 364-Day Credit Agreement

PRICING GRID
(in each case in basis points)

Index Debt Rating (in the order of S&P/Moody’s/Fitch)	Facility Fee	Applicable Margin for Eurodollar Loans	Applicable Margin for Alternate Base Rate Loans
≥ A-/A3/A-	10.0	102.5	2.5
BBB+/Baa1/ BBB+	12.5	112.5	12.5
BBB/Baa2/ BBB	15.0	122.5	22.5
BBB-/Baa3/BBB-	17.5	132.5	32.5
Lower than BBB-/Baa3/BBB-	22.5	152.5	52.5

The Facility Fee and the Applicable Margin shall be, at any time, the rate per annum set forth in the Pricing Grid opposite the Index Debt Rating of the Borrower by S&P, Moody’s and Fitch; provided, however, that if the S&P Rating, the Moody’s Rating and the Fitch Rating fall within different levels, then (a) if two of the ratings are at the same level and the other rating is one level higher or one level lower than the two same ratings, then the Facility Fee and the Applicable Margin will be based on the two ratings at the same level, (b) if two of the ratings are at the same level and the other rating is two or more levels above the two same ratings, then the Facility Fee and the Applicable Margin will be based on the rating that is one level above the two same ratings, (c) if two of the ratings are at the same level and the other rating is two or more levels below the two same ratings, then the Facility Fee and the Applicable Margin will be based on the rating that is one level below the two same ratings, and (d) if the three ratings are at three different levels, then the Facility Fee and the Applicable Margin will be based on the rating level that is the second highest rating level of the three different ratings levels. If, at any time, any of S&P, Moody’s or Fitch shall not have a rating in effect, or if the rating system of S&P, Moody’s or Fitch shall change, the S&P Rating, the Moody’s Rating or the Fitch Rating, as the case may be, during the 30 days following such rating becoming unavailable or such change shall be the S&P Rating, the Moody’s Rating or the Fitch Rating, as the case may be, in effect immediately prior to such rating becoming unavailable or such change.  Thereafter, the S&P Rating, the Moody’s Rating or the Fitch Rating, as the case may be, to be used shall be as agreed between the Borrower and the Required Lenders, and the Borrower and the Required Lenders shall use good faith efforts to reach such agreement within such 30-day period; provided, however, that if no such agreement is reached within such 30-day period, then the S&P Rating, the Moody’s Rating or the Fitch Rating, as the case may be, shall be, after the end of such 30-day period and until such agreement is reached, (a) if such rating has become unavailable as a result of S&P, Moody’s or Fitch, as the case may be, ceasing to be in the business of rating debt securities or a change in the rating system of S&P, Moody’s or Fitch, as the case may be, the S&P Rating, the Moody’s Rating or the Fitch Rating, as the case may be, in effect immediately prior to such rating becoming unavailable or such change or (b) otherwise, a rating that is deemed to be in the Index Debt Rating category corresponding to “Lower than BBB-/Baa3/BBB-” on this Pricing Grid.

SCHEDULE 2.01

to 364-Day Credit Agreement

COMMITMENTS

Lender	Commitments
JPMorgan Chase Bank, N.A.	$210,000,000
Deutsche Bank AG New York Branch	$175,000,000
Bank of America, N.A.	$63,000,000
Barclays Bank PLC	$63,000,000
BNP Paribas	$63,000,000
Citibank N.A.	$63,000,000
UBS Loan Finance LLC	$63,000,000
Total	$700,000,000

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified below and the Assignee identified below.  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.  For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including, without limitation, Guarantees included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[for the Assignee, indicate [Affiliate][Approved Fund] of [identify Lender](1)

3.	Borrower:	Tyco Electronics Group S.A., a company organized under the laws of the Grand Duchy of Luxembourg

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	364-Day Credit Agreement, dated as of December 20, 2011, among the Borrower, TE Connectivity Ltd., as Guarantor, the

(1)  Select as appropriate.

Lenders party thereto and the Administrative Agent, as amended, amended and restated, extended, supplemented or otherwise modified from time to time.

6.                                       Assigned Interest:

Aggregate Amount of Commitments/Loans For all Lenders	Amount of Commitment/Loans Assigned(2)	Percentage Assigned of Commitments/ Loans(3)
$	$	$

[7.            Trade Date:                                  ](4)

Effective Date:                              , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(2)  Must comply with Section 10.04(b)(ii) of the Credit Agreement.

(3)  Set forth, to at least 9 decimals, as a percentage of the Commitments/ Loans of all Lenders.

(4)  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:

Title:

[Consented to and](5) Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:

Title:

[Consented to:](6)

[TYCO ELECTRONICS GROUP S.A., as
Borrower]

By:

Name:

Title:

(5)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(6)  To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

Annex 1

364-DAY CREDIT AGREEMENT DATED AS OF DECEMBER 20, 2011 AMONG TYCO ELECTRONICS GROUP S.A., AS BORROWER, TE CONNECTIVITY LTD., AS GUARANTOR, THE LENDERS PARTIES THERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.          Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document (other than its representations and warranties set forth herein), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Guarantor, the Borrower, any of their respective subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Guarantor, the Borrower, any of their respective subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Arranger, the Syndication Agent  or any Lender and (vi) attached hereto are any forms or other documents required to be delivered by it pursuant to Section 9.05 of the Credit Agreement and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Arranger, the Syndication Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan

Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT B

[FORM OF] NOTE

New York, New York

, 20

FOR VALUE RECEIVED, the undersigned, Tyco Electronics Group S.A., a company organized under the laws of the Grand Duchy of Luxembourg (the “Borrower”), hereby promises to pay to                                   or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain 364-Day Credit Agreement, dated as of December 20, 2011 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Borrower, TE Connectivity Ltd., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in dollars in immediately available funds at the office of the Administrative Agent specified in accordance with the terms of the Credit Agreement.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guarantee in Article VIII of the Credit Agreement and each Subsidiary Guaranty.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Note substantially in the form of Schedule A attached hereto and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower under this Note or under the Credit Agreement.

Except as otherwise provided in the Credit Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

TYCO ELECTRONICS GROUP S.A.

By:
Name:
Title:

Schedule A

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT C

[FORM OF] SOLVENCY CERTIFICATE

This solvency certificate (this “Certificate”) is being furnished pursuant to Section 4.01(e) of the 364-Day Credit Agreement dated as of December 20, 2011 (the “Credit Agreement”), among Tyco Electronics Group S.A., a company organized under the laws of the Grand Duchy of Luxembourg (the “Borrower”), TE Connectivity Ltd., a company organized under the laws of Switzerland (the “Guarantor”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

1.                                       I, the undersigned, Chief Financial Officer of the Guarantor, do hereby certify, solely in my capacity as an officer of the Guarantor, and not in my individual capacity, on behalf of the Guarantor that, as of the Closing Date and after giving effect to the borrowing of the Loans to be made on the Closing Date, the Guarantor and its Subsidiaries, taken as a whole, are Solvent.

2.                                       As used herein, the term “Solvent” means with respect to any Person (or group of Persons) on a particular date, that on such date (i) the value of the assets of  such Person (or group of Persons) is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person (or group of Persons), (ii) such Person (or group of Persons) is able to pay its debts, other liabilities, contingent liabilities and other commitments as they become due in the normal course of business, (iii) such Person (or group of Persons) does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s (or group of Person’s) ability to pay as such debts and liabilities mature, and (iv) such Person (or group of Persons) is not engaged in a business or a transaction for which such Person’s (or group of Person’s) assets (after giving effect to any engagement in such business or transaction) would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person (or group of Persons) is engaged.

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IN WITNESS WHEREOF, I have executed this Certificate this [     ] day of [                    ], 20[     ].

Name:
Title: Chief Financial Officer

EXHIBIT D

[FORM OF] SUBSIDIARY GUARANTY

Dated as of

WHEREAS, TE Connectivity Ltd., a company organized under the laws of Switzerland, Tyco Electronics Group S.A., a company organized under the laws of the Grand Duchy of Luxembourg (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, have entered into the 364-Day Credit Agreement, dated as of December 20, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Borrower is or may be entitled, subject to certain conditions, to borrow loans thereunder; and

WHEREAS, in conjunction with the transactions contemplated by the Credit Agreement and in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the undersigned (together with its successors, the “Guarantor”) and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement and to make extensions of credit thereunder, and as consideration for the extensions of credit thereunder theretofore made, the Guarantor is willing to guarantee the obligations of the Borrower under the Credit Agreement and the Notes issued thereunder;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01           Definitions.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined, and the provisions of Sections 1.03 and 1.04 of the Credit Agreement shall apply to this Subsidiary Guaranty, mutatis mutandis.  In addition, the following terms, as used herein, have the following meanings:

“Guaranteed Obligations” means (i) all obligations of the Borrower in respect of principal of and interest on the Loans and the Notes, (ii) all other amounts payable by the Borrower under the Credit Agreement or any Note and (iii) all renewals or extensions of the foregoing, in each case whether now outstanding or hereafter arising.  The Guaranteed Obligations shall include, without limitation, any interest, costs, fees and expenses that accrue on or with respect to any of the foregoing and are payable by the Borrower pursuant to the Credit Agreement or any Note, whether before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more than one of the Obligors, and any such interest, costs, fees and expenses that would have accrued thereon or with respect thereto and would have been payable by the Borrower pursuant to the Credit Agreement or any Note but for the commencement of such case, proceeding or other action.

“Obligors” means, at any time, collectively, the Borrower, the “Guarantor” (as defined in the Credit Agreement) and each Subsidiary Guarantor at such time.

ARTICLE II

GUARANTEE

SECTION 2.01           The Guarantee.  Subject to Section 2.03, the Guarantor hereby unconditionally and irrevocably guarantees to the Lenders and the Administrative Agent and to each of them, the due and punctual payment in cash of all Guaranteed Obligations as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms thereof.  This is a continuing guarantee and a guarantee of payment and not merely of collection.  In case of failure by the Borrower punctually to pay the indebtedness guaranteed hereby, the Guarantor, subject to Section 2.03, hereby unconditionally agrees to cause such payment to be made, in cash, punctually as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, and as if such payment were made by the Borrower.

SECTION 2.02           Guarantee Unconditional.  The obligations of the Guarantor under this Article II shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)           any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Loan Document, by operation of law or otherwise;

(b)           any modification or amendment of or supplement to any Loan Document (other than as specified in an amendment or waiver of this Subsidiary Guaranty effected in accordance with Section 2.03);

(c)           any modification, amendment, waiver, release, impairment, non-perfection or invalidity of any direct or indirect security, or of any guaranty or other liability of any third party, for any obligation of any other Obligor under any Loan Document;

(d)           any change in the corporate existence, structure or ownership of any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor contained in any Loan Document;

(e)           the existence of any claim, set-off or other rights which the Guarantor may have at any time against any other Obligor, the Administrative Agent, any Lender or any other Person, whether or not arising in connection with any Loan Document or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f)            any invalidity or unenforceability relating to or against any other Obligor for any reason of any Loan Document, or any provision of applicable law or regulation

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purporting to prohibit the payment by any other Obligor of the principal of or interest on any Loan or any other amount payable by any other Obligor under any Loan Document; or

(g)           any other act or omission to act or delay of any kind by any other Obligor, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this Article II.

SECTION 2.03           Limit of Liability.  The Guarantor shall be liable under this Subsidiary Guaranty only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any other applicable law.  To the extent that the Guarantor shall be required hereunder to pay a portion of the Guaranteed Obligations which shall exceed the greater of (i) the amount of the economic benefit actually received by the Guarantor from the incurrence of the Loans under the Credit Agreement and (ii) the amount which the Guarantor would otherwise have paid if the Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower and any other Obligor) in the same proportion as the Guarantor’s net worth at the date enforcement hereunder is sought bears to the aggregate net worth of all the Subsidiary Guarantors at the date enforcement hereunder is sought (the “Contribution Percentage”), then the Guarantor shall have a right of contribution against each other Subsidiary Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date enforcement hereunder is sought in an aggregate amount less than such other Subsidiary Guarantor’s Contribution Percentage of the aggregate payments made to and including the date enforcement hereunder is sought by all Subsidiary Guarantors in respect of the Guaranteed Obligations; provided that no Subsidiary Guarantor may take any action to enforce such right until the Guaranteed Obligations (other than contingent indemnification obligations with respect to unasserted claims) have been indefeasibly paid in full in cash and the Commitments have been terminated, it being expressly recognized and agreed by all parties hereto that the Guarantor’s right of contribution arising pursuant to this Section 2.03 against any other Subsidiary Guarantor shall be expressly junior and subordinate to such other Subsidiary Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under any Subsidiary Guaranty.  All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 2.03, each Subsidiary Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Subsidiary Guarantor in respect of such payment.  The Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, the Guarantor has the right to waive its contribution right against any other Subsidiary Guarantor to the extent that after giving effect to such waiver the Guarantor would remain solvent, in the determination of the Required Lenders.

SECTION 2.04           Discharge; Reinstatement in Certain Circumstances.  Subject to Section 4.06, the Guarantor’s obligations under this Article II shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Loans, the Notes and all other amounts payable by the Borrower under the Loan Documents shall have been finally paid in full in cash.  If at any time any payment of the principal of or interest on any Loan or any other amount payable by the Borrower under any Loan Document is

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rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any other Obligor or otherwise, the Guarantor’s obligations under this Article II with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

SECTION 2.05           Waiver.  The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Obligor or any other Person.

SECTION 2.06           Subrogation and Contribution.  (a) The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any other Obligor in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Obligor with respect to such payment.

(b)           Notwithstanding the provision of subsection (a) of this Section 2.06, the Guarantor shall have and be entitled to (i) all rights of subrogation or contribution otherwise provided by law in respect of any payment it may make or be obligated to make under this Subsidiary Guaranty and (ii) all claims (as defined under Chapter 11 of Title 11 of the United States Code, as amended, or any successor statute (the “Bankruptcy Code”)) it would have against any Obligor or any other Subsidiary Guarantor (each an “Other Party”) in the absence of subsection (a) of this Section 2.06 and to assert and enforce the same, in each case on and after, but at no time prior to, the date (the “Subrogation Trigger Date”) which is one year and five days after the Maturity Date if, but only if, (x) no Default or Event of Default of the type described in Article VI of the Credit Agreement with respect to the relevant Other Party has existed at any time on and after the Subrogation Trigger Date and (y) the existence of the Guarantor’s rights under this clause (b) would not make the Guarantor a creditor (as defined in the Bankruptcy Code) of such Other Party in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.

SECTION 2.07           Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Borrower under the Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Loan Documents shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Guarantor represents and warrants to the Administrative Agent and the Lenders that:

SECTION 3.01           Corporate Existence and Power.  The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of [                    ].

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SECTION 3.02           Corporate and Governmental Authorization; No Contravention.  The execution, delivery and performance by the Guarantor of this Subsidiary Guaranty:

(a)           are within the Guarantor’s corporate powers;

(b)           have been duly authorized by all necessary corporate action on the part of the Guarantor;

(c)           require no action by or in respect of, or filing with, any Governmental Authority on the part of the Guarantor; and

(d)           do not contravene, or constitute a default by the Guarantor under, any provision of (i) applicable law or regulation, (ii) the certificate of incorporation, by-laws or other constitutive documents of the Guarantor, or (iii) any agreement or instrument evidencing or governing Debt of the Guarantor or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor.

SECTION 3.03           Binding Effect.  This Subsidiary Guaranty constitutes a valid and binding obligation of the Guarantor.

SECTION 3.04           Not an Investment Company.  The Guarantor is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01           Notices.  All notices, requests and other communications to be made to or by the Guarantor hereunder shall be in writing and shall be given: (a) if to the Guarantor, to it at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as the Guarantor may hereafter specify for the purpose by notice to the Administrative Agent and (b) if to any party to the Credit Agreement, to it at its address or facsimile number for notices specified in or pursuant to the Credit Agreement.  Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile transmission number specified in this Section 4.01 and electronic, telephonic or other appropriate confirmation of receipt thereof is received by the sender, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section 4.01.

SECTION 4.02           No Waiver.  No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege under this Subsidiary Guaranty or any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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SECTION 4.03           Amendments and Waivers.  Any provision of this Subsidiary Guaranty may be amended or waived if, and only if, such amendment or waiver is entered into in accordance with Section 10.02 of the Credit Agreement.

SECTION 4.04           Successors and Assigns.  This Subsidiary Guaranty is for the benefit of the Lenders and the Administrative Agent and their respective successors and assigns and in the event of an assignment of the Loans, the Notes or other amounts payable under the Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness.  All the provisions of this Subsidiary Guaranty shall be binding upon the Guarantor and its successors and assigns.

SECTION 4.05           Taxes.  All payments by the Guarantor hereunder shall be made free and clear of Taxes and otherwise in accordance with Section 9.05 of the Credit Agreement (which Section, including but not limited to the indemnification provisions contained therein, is hereby incorporated by reference as if set forth herein, provided that each reference contained therein to any other Obligor shall be a reference to the Guarantor).

SECTION 4.06           Effectiveness.  (a) This Subsidiary Guaranty shall become effective when the Administrative Agent shall have received a counterpart hereof signed by the Guarantor.

(b)           The Guarantor may at any time elect to terminate this Subsidiary Guaranty and its obligations hereunder if (i) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) at such time the Guarantor does not have in effect a guarantee the effect of which would require the Guarantor to be a Subsidiary Guarantor under the terms of Section 5.12 of the Credit Agreement.  If the Guarantor so elects to terminate this Subsidiary Guaranty, it shall give the Administrative Agent notice to such effect, which notice shall be accompanied by a certificate of a Responsible Officer to the effect that, after giving effect to such termination, no Default or Event of Default shall have occurred and be continuing.  The Administrative Agent may conclusively rely on such certificate.  Upon receipt of such notice and such certificate, unless the Administrative Agent determines that a Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall promptly deliver to the Guarantor the counterpart of this Subsidiary Guaranty delivered to the Administrative Agent pursuant to Section 4.06(a), and upon such delivery this Subsidiary Guaranty shall terminate and the Guarantor shall have no further obligations hereunder.  In addition to the foregoing, this Subsidiary Guaranty may be terminated and released in accordance with the terms of the penultimate paragraph of Article VII of the Credit Agreement.

SECTION 4.07           Right of Setoff.  If an Event of Default shall have occurred and be continuing, upon the making of the request, or the granting of the consent, if required under Article VI of the Credit Agreement to authorize the Administrative Agent to declare the Loans due and payable or, in the case of an Event of Default under clauses (h) or (i) of Article VI of the Credit Agreement upon the Loans becoming due and payable automatically, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or Affiliate to or for the credit or the

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account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under any Loan Documents to such Lender, irrespective of whether or not such Lender shall have made any demand under such Loan Document and although such obligations of the Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and its Affiliates under this Section 4.07 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Guarantor and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 4.08           GOVERNING LAW; SUBMISSION TO JURISDICTION.  (a) THIS SUBSIDIARY GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA IN EACH CASE SITTING IN THE COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BROUGHT BY IT OR ANY OF ITS AFFILIATES SHALL BE BROUGHT, AND SHALL BE HEARD AND DETERMINED, EXCLUSIVELY IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  THE GUARANTOR HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS SUBSIDIARY GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SUBSIDIARY GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST THE OBLIGORS OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)           If the Guarantor is not organized under the laws of the United States of America or a State thereof:

(i)            Appointment of Agent for Service of Process.  The Guarantor hereby irrevocably designates and appoints CT Corporation System having an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its authorized agent, to accept and acknowledge on its behalf, service or any and all process which may be served in any suit, action or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City.  The Guarantor represents and

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warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Administrative Agent.  Such designation and appointment shall be irrevocable until all principal and interest and all other amounts payable hereunder shall have been paid in full in accordance with the provisions hereof.  If such agent shall cease so to act, the Guarantor covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other agent’s acceptance of such appointment.

(ii)           Service of Process.  The Guarantor hereby consents to process being served in any suit, action, or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City by service of process upon the agent of the Guarantor, as the case may be, for service of process in such jurisdiction appointed as provided in subsection (b)(i) above; provided that, to the extent lawful and possible, written notice of said service upon such agent shall be mailed by registered airmail, postage prepaid, return receipt requested, to the Guarantor at its address specified on the signature pages hereof or to any other address of which the Guarantor shall have given written notice to the Administrative Agent.  The Guarantor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to the Guarantor.

(iii)          No Limitation on Service or Suit.  Nothing in this Section 4.08 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or limit the right of the Administrative Agent or any Lender to bring proceedings against the Guarantor in the courts of any jurisdiction or jurisdictions.

(iv)          Waiver of Immunities.  To the extent permitted by applicable law, if the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Subsidiary Guaranty.  The Guarantor agrees that the waivers set forth above shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

SECTION 4.09           WAIVER OF JURY TRIAL.  THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 4.10           Judgment Currency.  If, under any applicable law and whether pursuant to a judgment being made or registered against the Guarantor or for any other

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reason, any payment under or in connection with this Subsidiary Guaranty, is made or satisfied in a currency (the “Other Currency”) other than that in which the relevant payment is due (the “Required Currency”) then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the “Payee”) to purchase the Required Currency with the other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Subsidiary Guaranty, the Guarantor shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such shortfall.  For the purpose of this Section, “rate of exchange” means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

SECTION 4.11           Subsidiary Guaranty and Loan Document.  This Agreement constitutes a “Loan Document” and a “Subsidiary Guaranty”, and the Guarantor constitutes a “Subsidiary Guarantor”, in each case, for all purposes under the Credit Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed by its authorized officer as of the date first above written.

[GUARANTOR]

By:
Name:
Title:

[Address]

Facsimile Number: